Exhibit 10.10

SECOND AMENDED AND RESTATED

LOAN AND SECURITY AGREEMENT

DATED AS OF MAY 30, 2014

by and between

SQUADRON CAPITAL LLC
as Lender

and

ORTHOPEDIATRICS CORP.
as Borrower

i

	6.6	Compliance with Laws	21
	6.7	Payment and Performance of Obligations	21
	6.8	Inspection	21
	6.9	Use of Proceeds	21
	6.10	Environmental Covenants	21
	6.11	ERISA Covenant	21

7.	NEGATIVE COVENANTS		22
	7.1	Indebtedness	22
	7.2	Liens	22
	7.3	Contingent Obligations	22
	7.4	Restricted Payments	22
	7.5	Compliance with ERISA	23
	7.6	Distributions	23
	7.7	Sale of Assets	23
	7.8	Mergers and Sales of Equity Interests	23
	7.9	Investments and Acquisitions	23
	7.10	Transactions with Affiliates	23
	7.11	Modification of Organizational Documents	24

8.	CLOSING CONDITIONS		24
	8.1	Lender’s Obligations on the Restatement Closing Date	24
	8.2	Borrower’s Obligations on the Restatement Closing Date	25
	8.3	Conditions to All Advances	25

9.	DEFAULT		26
	9.1	Events of Default	26
	9.2	Acceleration	27
	9.3	Rights and Remedies	28
	9.4	Default Rate of Interest	29
	9.5	Setoff Rights	29
	9.6	Application of Proceeds	30

10.	ASSIGNABILITY		30
	10.1	Assignments by Borrower	30

11.	GENERAL PROVISIONS		30
	11.1	Modification	30
	11.2	Severability	31
	11.3	Successors and Assigns	31
	11.4	Liability Prior to Termination	31
	11.5	Waiver of Notice Omitted	31
	11.6	Designated Person	31
	11.7	Indemnification	32
	11.8	No Third Party Beneficiaries; Relationship of Borrower and Lender	32
	11.9	Acceptance by Lender	33
	11.10	Prior Agreements; Interpretation	33

11.11	Notice	33
11.12	Section Titles, etc	34
11.13	Waiver of Claims	34
11.14	Waiver by Borrower	34
11.15	Governing Law	35
11.16	Representation by Counsel	35
11.17	Plural, Singular	35
11.18	Waiver of Trial by Jury	35
11.19	Counterparts, Fax, PDF	36

Schedules and Exhibits

Schedule 4.5	Location of Inventory (other than customer’s locations)
Schedule 7.1	Existing Indebtedness
Schedule 7.2	Existing Liens
Schedule 7.4	Compensation
Schedule 7.9	Existing Investments
Schedule 7.10	Transactions with Affiliates

SECOND AMENDED AND RESTATED
LOAN AND SECURITY AGREEMENT

THIS SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT is dated as of May 30, 2014 and is made by and among Squadron Capital LLC, a Delaware limited liability company with its principal place of business located at 18 Hartford Avenue, Granby, Connecticut 06035 (“Lender”), OrthoPediatrics Corp., a Delaware corporation, with its principal place of business at 2850 Frontier Drive, Warsaw, Indiana 46582 (“Borrower”) and OrthoPediatrics US Distribution Corp., a Delaware corporation, with its principal place of business at 2850 Frontier Drive, Warsaw, Indiana 46582 (“Subsidiary”).

RECITALS:

A.           Borrower and Lender are parties to that certain Amended and Restated Loan and Security Agreement dated as of September 14, 2012, as amended by that First Amendment to the Amended and Restated Loan and Security Agreement, dated December 4, 2013, as further amended by that Second Amendment to the Amended and Restated Loan and Security Agreement, dated March 21, 2014 (as amended, modified or supplemented, the “Original Loan and Security Agreement”);

B.           Borrower, Lender and certain other equity holders of Borrower are entering into a stock purchase transaction to purchase shares of Borrower’s newly issued series b preferred stock, par value $0.00025 per share (the “Series B Preferred Stock”), subject to the terms and conditions set forth in the stock purchase agreement (the “Stock Issuance and Purchase Agreement”), by and among the Borrower and such equity holders (collectively, the “Stock Purchase Transaction”);

C.           Borrower previously was the maker of the following promissory notes in favor of Lender: (a) promissory note, dated September 30, 2011, in the principal amount of $4,000,000, (b) promissory note, dated September 14, 2012, in the principal amount of $24,000,000, (c) promissory note, dated December 1, 2013, in the principal amount of $3,000,000 and (d) promissory note, dated March 21, 2014, in the principal amount of $4,000,000 (collectively, the “Original Term Notes”);

D.           Concurrently with the closing of the Stock Purchase Transaction, Lender is converting Twenty Two Million Dollars ($22,000,000) of outstanding principal under the Original Loan and Security Agreement (and related documentation) as part of Lender’s aggregate purchase price for Series B Preferred Stock;

E.           In connection with the closing of the Stock Purchase Transaction, Borrower and Lender desire to (a) amend and restate in its entirety the Original Loan and Security Agreement, without constituting a novation and (b) amend and restate the Original Term Notes into a single promissory note, all on the terms and subject to the conditions contained herein.

NOW THEREFORE, in consideration of the Term Loan made by Lender to or for the benefit of Borrower, and of the promises set forth herein, the parties hereto agree as follows:

1.          DEFINITIONS AND TERMS

1.1           Definitions. In addition to terms defined elsewhere in this Agreement, the following words, terms and/or phrases shall have the meanings set forth thereafter.

“Advance”: The term as defined in Section 2.1(b).

“Affiliate”: Any Person (i) in which one or more Equity Interest holders owning five percent (5%) or more of the total Equity Interests of Borrower (excluding the preferred units issued to Lender) now or at any time or times hereafter, has or have an equity or other ownership interest equal to or in excess of three percent (3%) of the total equity of or other ownership interest in such Person; and/or (ii) which directly or indirectly through one or more intermediaries controls or is controlled by, or is under common control with Borrower. For purposes of this definition, “control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether as an officer, director, manager or through the ownership of Equity Interests, by contract or otherwise. For avoidance of doubt, Lender shall not be deemed an Affiliate of Borrower.

“Agreement”: This Amended and Restated Loan and Security Agreement, together with all Modifications hereto or hereof.

“and/or”: One or the other or both, or any one or more or all, of the things or Persons in connection with which the conjunction is used.

“Bankruptcy Code”: The Federal Bankruptcy Reform Act of 1978 (11 U.S.C. §101, et seq.), as amended and in effect from time to time and the regulations issued from time to time thereunder.

“Business Day”: Any day, other than a Saturday, Sunday, a day that is a legal holiday under the laws of the State of Illinois or any other day on which banking institutions located in Chicago, Illinois are authorized or required by law or other governmental action to close.

“Capital Lease”: Any lease of any property (whether real, personal or mixed) by any Person as lessee that, in conformity with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person.

“Code”: The Internal Revenue Code of 1986, as amended.

“Collateral”: All property, now existing or hereafter acquired, mortgaged or pledged to Lender, pursuant to the Loan Documents.

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“Contingent Obligation”: With respect to Borrower, any agreement, undertaking or arrangement by which Borrower assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement, take-or-pay contract or the obligations of any such Person as general partner of a partnership with respect to the liabilities of the partnership. However, the term “Contingent Obligation” (as defined in this Agreement) does not include endorsements of instruments for deposit or collection in the ordinary course of business. For purposes of this Agreement, the amount of any Contingent Obligation will be that amount which is equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum anticipated liability in respect of such primary obligation (assuming Borrower is required to perform thereunder), as determined by Lender. If Borrower has such Contingent Obligation, Borrower will provide Lender, on demand, with all information, documents and instruments Lender requests in connection with the determination of the amount of such Contingent Obligation.

“Contractual Obligation”: As to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument or arrangement (whether in writing or otherwise) to which such Person is a party or by which it or any of such Person’s property is bound or subject.

“Costs”: Any and all reasonable costs and expenses incurred by Lender at any time, including reasonable costs and expenses of attorneys, in connection with: (i) the preparation, negotiation, execution and administration of this Agreement and the Loan Documents; (ii) the preparation, negotiation and execution of any Modification of this Agreement or any Loan Document; (iii) the custody, preservation, use, operation of, sale of, collection from or other realization upon the Collateral; (iv) the exercise or enforcement of any of the rights of Lender under this Agreement or under any Loan Document; (v) any failure by Borrower to perform or observe any of the provisions of this Agreement or any Loan Document; (vi) any litigation, contest, dispute, suit, proceeding or action in any way relating to this Agreement, the Loan Documents or the transactions contemplated herein or therein; (vii) the payment or performance by Lender of any liabilities or obligations of Borrower to third parties under the terms of this Agreement or, including, without limitation, the performance of any obligation of Borrower under the terms of any Loan Document and (vii) amounts reasonably necessary to protect the lien or priority of the lien or any security interest created by or granted pursuant to the terms of this Agreement, or any Loan Document on the Collateral or any part thereof or permitted hereunder or to pay, settle, compromise or contest any lien or claim of lien against the Collateral or any part thereof or permitted hereunder, including any amount paid with respect to any Charge, imposition or other taxes and assessments, whether or not a lien upon the Collateral.

“Default Rate”: Interest at a rate equal to eighteen percent (18%) per annum.

“Distribution”: The declaration or payment of any dividend or distribution on or in respect of any shares of any class of Equity Interests of any Person or any distribution of cash or cash flow in respect of any partnership, membership or other ownership interest in any Person, other than dividends payable solely in shares of common stock or additional Equity Interests of such Person; or the purchase, redemption, or other retirement of any class of Equity Interests or ownership interest of any Person or ownership interests in such Person, directly or indirectly through a subsidiary (of any tier) or otherwise; the making of any loans to any shareholder, member, constituent partner or affiliate; the return of capital by any Person to its shareholders, members or partners as such; or any other distribution on or in respect of any class of Equity Interests or ownership interest of any Person or any partnership, membership or other ownership interest in any Person.

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“Environmental Laws”: Any and all applicable federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, codes, injunctions, permits, licenses, agreements and governmental restrictions, whether now or hereafter in effect, relating to protection of the environment or of human health or to emissions, discharges or releases of pollutants, contaminants, Hazardous Materials or wastes into the environment, including ambient air, surface water, groundwater or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, Hazardous Materials or wastes or the clean-up or other remediation thereof.

“Equity Interests”: The interest of any (a) shareholder in a corporation; (b) partner in a partnership (whether general, interest, limited liability or joint venture); (c) member in a limited liability company; or (d) other Person having any form of equity security or ownership interest.

“ERISA”: The Employee Retirement Income Security Act of 1974, as amended from time to time, and regulations promulgated thereunder.

“ERISA Affiliate”: Borrower and all persons (whether or not incorporated) under common control with Borrower or treated as a single employer within the meaning of Section 414(b), 414(c), 414(m) or 414(o) of the Code or Section 4001 of ERISA.

“ERISA Event”: (a) a Reportable Event with respect to a Qualified Plan; (b) a withdrawal by Borrower or any ERISA Affiliate from a Qualified Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA); (c) the filing of a notice of intent to terminate a Qualified Plan or the adoption of resolutions to terminate a Qualified Plan, the treatment of a plan amendment as a termination under Section 4041 or 4041A of ERISA or the commencement of proceedings by the PBGC to terminate a Qualified Plan subject to Title IV of ERISA; (d) a failure by Borrower or any ERISA Affiliate to make required contributions to a Qualified Plan; (e) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Qualified Plan; (f) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon Borrower or any ERISA Affiliate; (g) the failure to make required installment payments under Section 412 of the Code or an application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code with respect to any Plan; (h) a non-exempt prohibited transaction occurs with respect to any Plan for which Borrower or any ERISA Affiliate may be directly or indirectly liable; (i) an event requiring Borrower or any of its ERISA Affiliates to provide security for a plan under Code Section 401(a)(29); or (j) a violation of the applicable requirements of Section 404 or 405 of ERISA or the exclusive benefit rule under Section 401(a) of the Code by any fiduciary or disqualified person with respect to any Plan for which Borrower or any ERISA Affiliate may be directly or indirectly liable.

“Event of Default”: The term as defined in Section 9.1.

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“GAAP”: Generally accepted accounting principles in the United States of America in effect from time to time.

“Governmental Authority”: The government of the United States of America, any other nation or any political subdivision thereof, whether foreign, state, regional, local, municipal, or any department, commission, board, bureau, agency, public authority or instrumentality thereof, regulatory body, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government, any court or arbitrator.

“Guaranty Equivalent”: Without duplication, any agreement, document or instrument pursuant to which a Person (the “Guarantor”) directly or indirectly guarantees or in effect guarantees any Indebtedness (the “primary obligation”) of any other person (the “primary obligor”) including any obligation of the Guarantor, whether or not contingent, direct or indirect, for the benefit of another Person: (i) to purchase or assume, or to supply funds for the payment, purchase or satisfaction of, any primary obligation; (ii) to make any loans, advance, capital contribution or other investment in the primary obligor; (iii) to purchase or lease any property or services for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation; (iv) to maintain the solvency of the primary obligor; (v) to enable the primary obligor to meet any other financial condition; (vi) to enable the primary obligor to satisfy any primary obligation; (vii) to assure the holder of an obligation against loss; (viii) to purchase or lease property or services from the primary obligor regardless of the non-delivery of or failure to furnish such property or services; or (ix) in respect of any other transaction the effect of which is to assure the payment or performance (or payment of damages or other remedy in the event of nonpayment or nonperformance) of any obligation, provided that the term Guaranty Equivalent shall not include endorsements of instruments in the ordinary course of business.

“Hazardous Materials”: (i) Any “hazardous substance” as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, (ii) asbestos, (iii) polychlorinated biphenyls, (iv) petroleum, its derivatives, by-products and other hydrocarbons, and (v) any other toxic, radioactive, caustic or otherwise hazardous substance regulated under any applicable Environmental Laws.

“Hazardous Materials Contamination”: Contamination (whether now existing or hereafter occurring) of the improvements, buildings, facilities, soil, groundwater or air on or of the relevant property by Hazardous Materials, or any derivatives thereof, or on or of any other property as a result of Hazardous Materials, or any derivatives thereof, generated on, emanating from or disposed of in connection with the relevant property.

“Highest Lawful Rate”: The maximum rate of interest which Lender is allowed to contract for, charge, take, reserve or receive under applicable law after taking into account, to the extent required by applicable law, any and all relevant payments or charges hereunder.

“Incumbency Certificates”: The term as defined in Section 8.1.

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“Indebtedness”: With respect to any Person, at a particular time, without duplication (i) indebtedness for borrowed money or for the deferred purchase price of property or services in respect of which such Person is liable (other than current trade payables incurred in the ordinary course of such Person’s business), contingently or otherwise, as obligor, guarantor or otherwise; (ii) obligations under Capital Leases; (iii) all obligations evidenced by notes, bonds, debentures or other similar instruments; (iv) Guaranty Equivalents; (v) all obligations, contingent and non-contingent, of such Person to reimburse any lender or other Person in respect of amounts paid under a letter of credit, surety bond or similar instrument; (vi) all equity securities of such Person subject to repurchase or redemption otherwise that at the sole option of such Person; (vii) all obligations secured by a Lien on any asset of such Person, whether or not such obligation is otherwise an obligation of such Person; (viii) earnout payments and similar payment obligations; and (ix) accruals and other items characterized as Indebtedness in accordance with GAAP.

“Intellectual Property”: With respect to any Person the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, all patents, trademarks, tradenames, copyrights, technology, know how and processes, and all applications therefor, used in or necessary for the conduct of business by such Person.

“Investments”: All expenditures made and all liabilities incurred (contingently or otherwise) for the acquisition of Equity Interest or Indebtedness of, or for loans, advances, (including loans and advances to officers of Borrower) capital contributions or transfers of property to, or in respect of any guaranties (or other commitments as described under Indebtedness), or obligations of, any Person. In determining the aggregate amount of Investments outstanding at any particular time: (a) the amount of any Investment represented by a guaranty shall be taken at not less than the principal amount of the obligations guaranteed and still outstanding (subject to any limits applicable thereto); and (b) there shall be deducted in respect of each such Investment any amount received as a return of capital (but only by repurchase, redemption, retirement, repayment, liquidating dividend or liquidating distribution).

“Laws”: All federal, state or provincial laws, statutes, ordinances, rules, decrees, judgments, orders, and/or regulations of any kind whatsoever, including, without limitation, those relating to building, zoning, health, safety, life code, environmental protection, access, environmental barriers, public highway and public access, and specifically including Environmental Laws, the Americans with Disabilities Act and similar state and local laws.

“Lease”: All rights under all leases, licenses, occupancy agreements, concessions or Loan Documents entered into by a party as tenant or lessee or licensee or concessionaire thereunder, whether written or oral, whether now existing or entered into at any time hereafter, whereby a party is granted the right, either exclusively or in common with others, to use, possess, or occupy real estate.

“Lender”: Squadron Capital LLC.

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“Lien”: With respect to any asset, any mortgage, deed of trust, pledge, hypothecation, assignment, encumbrance, lien (statutory or other), charge, preference, priority or other security interest or similar preferential arrangement of any kind or nature whatsoever (excluding preferred stock and equity related preferences) including, without limitation, those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a Capital Lease, or any financing lease having substantially the same economic effect as any of the foregoing.

“Loan Documents”: Collectively, this Agreement, the Term Note, the Incumbency Certificates, the Closing Certificate, the Subsidiary Guaranty and all documents, certificates, agreements and other written matter heretofore, now and/or from time to time hereafter executed by and/or on behalf of Borrower and delivered to Lender, or issued by Lender upon the application and/or other request of, and on behalf of, Borrower in any way relating to, evidencing or securing the Loan, and all Modifications thereto and thereof.

“Loan Parties” or “Loan Party” The term as defined in Section 4.1.

“Margin Stock”: The term as defined in Regulation U of the Federal Reserve Board.

“Material Adverse Effect”: A material adverse change in, or a material adverse effect on:

(a)          the business, operations, properties, prospects, condition (financial or otherwise), assets and income of Borrower taken as a whole;

(b)          the ability of Borrower to pay or perform any Obligation under any of the Loan Documents; or

(c)          (i) the validity, binding effect or enforceability of this Agreement or any of the Loan Documents or (ii) the rights, remedies or benefits available to Lender under this Agreement or the Loan Documents taken as a whole.

“Modifications”: Any extension, renewal, substitution, replacement, supplement, amendment or modification of any agreement, certificate, document, instrument or other writing, whether or not contemplated in the original agreement, document or instrument.

“Obligations”: Collectively, all obligations, liabilities and indebtedness of Borrower to Lender whether primary, secondary, direct, contingent, fixed or otherwise, heretofore, now and/or from time to time hereafter owing, due or payable, however arising, evidenced, created, incurred, acquired or owing, whether now contemplated or hereafter arising, under this Agreement or the Loan Documents.

“Organizational Documents”: As applicable, a Person’s articles of incorporation, by-laws, certificate of good standing, operating agreement, shareholders’ agreement, certificate of partnership, certificate of limited partnership, partnership agreement, articles of organization, or similar documents or agreements governing its management and the rights, duties and privileges of its equity owners.

“PBGC”: The Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

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“Permitted Contest”: A contest maintained in good faith by appropriate proceedings promptly instituted and diligently conducted and with respect to which such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made.

“Permitted Liens”: The term as defined in Section 7.2.

“Person”: Any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, institution, entity, party or government (whether national, federal, state, county, city, municipal or otherwise, including without limitation any instrumentality, division, agency, body or department thereof).

“Plan”: (i) An employee benefit plan (as defined in Section 3(3) of ERISA) which Borrower or any ERISA Affiliate sponsors or maintains and (ii) all other pension, welfare, medical, dental, life, accident insurance, death, sick leave, severance pay, deferred compensation, excess or supplemental benefit, bonus, vacation, stock, stock option, fringe benefit, contracts, programs or arrangements of any kind which Borrower or any ERISA Affiliate sponsors or maintains.

“Property”: Any and all property, whether real, personal, tangible, intangible, or mixed, of a Person, or other assets owned, leased or operated by such Person.

“Restatement Closing Date”: The first date on which the conditions set forth in Section 8.1 have been satisfied and the Term Loan is to be made.

“Restatement Closing Certificate”: The term as defined in Section 8.1.

“Qualified Plan”: A pension plan (as defined in Section 3(2) of ERISA) intended to be tax-qualified under Section 401(a) of the Code and which Borrower or any ERISA Affiliate sponsors, maintains, or to which it makes, is making or is obligated to make contributions, or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding period covering at least five (5) plan years.

“Reportable Event”: As to any Plan, (a) any of the events set forth in Section 4043(c) of ERISA or the regulations thereunder, (b) a withdrawal from a Plan described in Section 4063 of ERISA, or (c) a cessation of operations described in Section 4062(e) of ERISA.

“Responsible Officer”: Any of the Chief Executive Officer, the Chief Financial Officer or Chief Operating Officer of Borrower.

“Restricted Payment”: As to any Person (i) any distribution on any equity interest in Borrower (except those payable solely in its equity interests of the same class), (ii) any payment on account of (a) the purchase, redemption, retirement, defeasance, surrender or acquisition of any equity interests in Borrower or any claim respecting the purchase or sale of any equity interest in Borrower or (b) any option, warrant or other right to acquire any equity interests in Borrower, (iii) any prepayment of principal of, premium, if any, interest, fees, redemption, exchange, purchase, retirement, defeasance, sinking fund or similar payment with respect to subordinated indebtedness, (iv) any payment of management, consulting or similar advisory fees to or for the account of any Person other than on an arms’ length basis to non-Affiliates of Borrower in the ordinary course of business and (v) any payment of a royalty, license or similar fee outside of the ordinary course of business and (vi) any charitable contribution to the extent paid in cash in excess of $1,000.

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“Securities Act”: The Securities Act of 1933, as amended.

“Single Employer Plan”: a Plan maintained by Borrower or any member of an ERISA Affiliate for employees of any of Borrower or any ERISA Affiliate.

“Solvent”: With respect to any Person as of a particular date, (i) such Person is able to pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (ii) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature in their ordinary course, (iii) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person’s assets would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged or is to engage, (iv) the fair value of the assets of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person and (v) the aggregate fair saleable value (i.e., the amount that may be realized within a reasonable time, considered to be six months to one year, either through collection or sale at the regular market value, conceiving the latter as the amount that could be obtained for the assets in question within such period by a capable and diligent businessman from an interested buyer who is willing to purchase under ordinary selling conditions) of the assets of such Person will exceed its debts and other liabilities (including contingent, subordinated, unmatured and unliquidated debts and liabilities). For purposes of this definition, “debt” means any liability on a claim, and “claim” means (i) a right to payment or (ii) a right to an equitable remedy for breach of performance, if in light of all of the facts and circumstances existing at such time, such right can reasonably be expected to give rise to an actual or matured liability.

“Subsidiary Guaranty” means that certain subsidiary guarantee made by the Subsidiary in favor of Lender, as substantially set forth in Exhibit B hereto.

“Termination Event”: Any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or for the appointment of a trustee to administer, any Plan or receipt of notice from the respective Plan sponsor of the complete or partial withdrawal pursuant to Subtitle E of Title IV of ERISA by Borrower or any ERISA Affiliate from any Plan to which Borrower or such ERISA Affiliate contributes.

“Term Loan Maturity Date”: May 30, 2017, unless sooner terminated by acceleration or otherwise.

“Term Loan”: The term as defined in Section 2.1.

“Term Note”: The term as defined in Section 2.1.

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“Term Notes”: The promissory note made by Borrower pursuant to Section 2.1 hereof to evidence the Term Loan of Lender, in form and substance satisfactory to Lender.

“UCC”: The Uniform Commercial Code as the same may from time to time be in effect in the State of Illinois (and each reference in this Agreement to an Article thereof shall refer to that Article as from time to time in effect); provided that in the event that, by reason of mandatory provisions of law (including, without limitation §9-301 et seq.) any or all of the attachment, perfection or priority of Lender’s security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of Illinois, the term “UCC” shall mean the Uniform Commercial Code (including the Articles thereof) as in effect at such time in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

“Unfunded Liabilities”: The amount (if any) by which the present value of all vested and unvested accrued benefits under all Single Employer Plans exceeds the fair market value of all such Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plans using actuarial assumptions used in determining the Plans’ normal cost for purposes of Section 412(b)(2)(A) of the Code. In each case the foregoing determination shall be made as of the most recent date prior to the filing of said annual report as of which such actuarial present value of accumulated Plan benefits is determined.

“Unmatured Default”: Any event or condition which, with the passage of time or the giving of notice or both, would constitute an Event of Default hereunder.

1.2           Uniform Commercial Code. Except as otherwise defined in this Agreement or the other Loan Documents, all words, terms and/or phrases used herein and therein shall be defined by the applicable definition therefor (if any) in the UCC including but not limited to “Account,” “Chattel Paper,” Commercial Tort Claim,” “Deposit Account,” “Document,” “Equipment,” “General Intangibles,” “Goods,” “Instrument,” “Inventory”, “Investment Property,” “Letter-of-Credit Right,” and “Supporting Obligation,”

1.3           Rules of Construction. In this Agreement, unless a clear contrary intention appears: (a) the singular number includes the plural number and vice versa; reference to any gender includes each other gender; (b) the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision; (c) reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually; provided that nothing in this clause is intended to authorize any assignment not otherwise permitted by this Agreement; (d) unless the context indicates otherwise, reference to any agreement, document, note or instrument means such agreement, document, note or instrument and all Modifications thereto, thereof or therefor; (e) unless the context indicates otherwise, reference to any Article, Section, Schedule or Exhibit means such Article or Section hereof or such Schedule or Exhibit hereto; (f) the word “including” (and with correlative meaning “include”) means including, without limiting the generality of any description preceding such term; (g) with respect to the determination of any period of time, the word “from” means “from and including” and the word “to” means “to but excluding”; (h) reference to any Law means such as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time; (i) the Article and Section headings herein are for convenience only and shall not affect the construction of this Agreement; and (j) each reference herein that an event is an “Event of Default” shall be deemed to mean an immediate Event of Default, without any obligation of notice or cure, unless specifically provided for in the applicable Section.

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2.          LOAN: GENERAL TERMS

2.1           Term Loan. Subject to the terms and provisions hereof, Lender shall continue to lend to Borrower and Borrower shall continue to borrow an aggregate amount of $11,510,757.32 on the date hereof (“Term Loan”), all of which has previously been funded by Lender to Borrower under the Original Term Notes and remains outstanding (the “Existing Indebtedness”). Borrower shall execute and deliver on the date hereof an amended and restated term note evidencing the Existing Indebtedness in the form attached as Exhibit A to this Agreement (as amended and restated, the “Term Note”). The Term Loan, the obligations of the Borrower and the rights and remedies of the Lender are senior to all other Indebtedness of the Borrower.

2.2           Usury. The provisions of this Section 2.2 shall govern and control over any irreconcilably inconsistent provision contained in this Agreement, the Note, or in any Loan Document. Lender shall not be entitled to receive, collect, or apply as interest hereon (for purposes of this Section 2.2, the word “interest” shall be deemed to include any sums treated as interest under applicable law governing matters of usury and unlawful interest), any amount in excess of the Highest Lawful Rate and, in the event Lender ever receives, collects, or applies as interest any such excess, such amount which would be excessive interest shall be deemed a partial prepayment of principal and shall be treated hereunder as such; and, if the principal of this Agreement is paid in full, any remaining excess shall forthwith be paid to Borrower. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the Highest Lawful Rate, Borrower and Lender shall, to the maximum extent permitted under applicable law: (i) characterize any non-principal payment as an expense, fee or premium rather than as interest, (ii) exclude voluntary prepayments and the effects thereof, and (iii) spread the total amount of interest throughout the entire contemplated term of this Agreement, provided, that if this Agreement is paid and performed in full prior to the end of the full contemplated term hereof, and if the interest received for the actual period of existence hereof exceeds the Highest Lawful Rate, Lender shall refund to Borrower the amount of such excess.

3.          INTEREST; PAYMENT TERMS

3.1           Interest Rates.

(a)          Term Loan. The Term Loan shall bear interest at the rate of 10% per annum; provided that (i) following the Term Loan Maturity Date, whether by acceleration or otherwise, the Term Loan shall bear interest at the Default Rate and (ii) following the occurrence of any Event of Default under Section 9.1 hereof (including after acceleration or judgment), the Term Loan shall bear interest at the Default Rate. Interest in respect of the Term Loan shall be calculated based on a 360 day year for the actual number of days elapsed. Interest shall accrue on amounts actually drawn by Borrower under the Term Note beginning on the date of disbursement by Lender.

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3.2           Interest Payments. Borrower promises to pay to the order of Lender, accrued but unpaid interest on the unpaid amount disbursed under the Term Loan monthly in arrears on the last Business Day of each month during the term of the Term Loan. Interest shall be paid in the manner described in Section 3.4.

3.3           Principal Payments.

(a)          Term Loan. Borrower promises to pay to the order of Lender the Term Loan plus all accrued but unpaid interest thereon, on the Term Loan Maturity Date.

(b)          Optional Prepayment. The Obligations may be prepaid in whole or in part, in each case without premium or penalty upon ten (10) days written notice to Lender

3.4           Place of Payment. All payments to Lender hereunder and under the Loan Documents shall be payable at Lender’s principal place of business specified at the beginning of this Agreement or at such other place or places as Lender may designate in writing to Borrower. All payments by Borrower to Lender shall be paid without demand, diminution, defense, reduction or offset. If any payment is or becomes due on a day which is not a Business Day, such payment shall be due on the next succeeding Business Day.

3.5           Application of Payments.

(a)          Application of Optional Prepayments. Any prepayment of the Obligations pursuant to Section 3.3(b) shall be applied to the principal of the Term Loan after application to any Costs then due and payable and unpaid interest, penalties, charges and other amounts due under this Agreement.

(b)          Revival. To the extent that Lender receives any payment on account of the Obligations and any such payment(s) and/or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, subordinated and/or required to be repaid to a trustee, receiver or any other Person under any bankruptcy act, state or federal law, common law or equitable cause, then, to the extent of such payment(s) or proceeds received, the Obligations or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment(s) and/or proceeds had not been received by Lender and applied on account of the Obligations and any lien on the Collateral and all other collateral shall be deemed to continue in full force and effect notwithstanding any release of such lien executed by Lender. Borrower shall execute any and all agreements, notes, documents, mortgages, security agreements or financing statements reasonably requested by Lender to effect the provisions of this Section 3.5(b).

3.6           Costs and Other Payments. If an Event of Default occurs hereunder, then any Cost incurred by Lender under this Agreement or under any Loan Document, or any other advance, disbursement or payment made by Lender pursuant to this Agreement or any Loan Document including but not limited to payments of charges or other protective advances, together with interest thereon at 10% per annum, shall be part of the Obligations secured by the Collateral, payable by Borrower promptly upon demand therefore.

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4.          COLLATERAL

4.1           Grant of Security Interest in the Collateral. To secure the prompt payment and performance to Lender of the Obligations, each of Borrower and the Subsidiary (collectively, the “Loan Parties” and each a “Loan Party”) hereby assigns, pledges and grants to Lender a continuing security interest in and to and Lien on all personal Property of such Loan Party, including all of the following Property, whether now owned or existing or hereafter acquired or arising and wherever located:

(a)          Accounts;

(b)          Chattel Paper, including electronic chattel paper;

(c)          Commercial Tort Claims;

(d)          Deposit Accounts;

(e)          Documents;

(f)          General Intangibles, including Intellectual Property;

(g)         Goods, including Inventory;

(h)          Equipment and fixtures;

(i)           Instruments;

(j)           Investment Property;

(k)          Letter-of-Credit Rights;

(l)           Supporting Obligations;

(m)         all monies, whether or not in the possession or under the control of Lender;

(n)         all accessions to, substitutions for, and all replacements, products, and cash and non-cash proceeds of the foregoing, including proceeds of and unearned premiums with respect to insurance policies, and claims against any Person for loss, damage or destruction of any Collateral; and

(o)          all books and records (including customer lists, files, correspondence, tapes, computer programs, print-outs and computer records) pertaining to the foregoing.

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4.2           Perfection of Security Interest. Each Loan Party shall take all action that may be necessary or desirable, or that Lender may request, so as at all times to maintain the validity, perfection, enforceability and priority of Lender’s security interest in and Lien on the Collateral or to enable Lender to protect, exercise or enforce its rights hereunder and in the Collateral, including, but not limited to, (i) promptly discharging all Liens other than Permitted Liens, (ii) obtaining lien waiver agreements, (iii) delivering to Lender, endorsed or accompanied by such instruments of assignment as Lender may specify, and stamping or marking, in such manner as Lender may specify, any and all chattel paper, instruments, letters of credits and advices thereof and documents evidencing or forming a part of the Collateral, and (iv) executing and delivering financing statements, control agreements, instruments of pledge, mortgages, notices and assignments, in each case in form and substance satisfactory to Lender, relating to the creation, validity, perfection, maintenance or continuation of Lender’s security interest and Lien under the Uniform Commercial Code or other applicable law. By its signature hereto, each Loan Party hereby authorizes Lender to file against such Loan Party, one or more financing, continuation or amendment statements pursuant to the Uniform Commercial Code in form and substance satisfactory to Lender (which statements may have a description of Collateral which is broader than that set forth herein). All charges, expenses and fees Lender may incur in doing any of the foregoing, and any local taxes relating thereto, shall be paid to Lender promptly upon demand or, at Lender’s option, added to the Obligations.

4.3           Disposition of Collateral. Each Loan Party will safeguard and protect all Collateral for Lender’s general account and make no disposition thereof whether by sale, lease or otherwise except for the sale of Inventory in the ordinary course of business.

4.4           Preservation of Collateral. Following the occurrence of an Event of Default in addition to the rights and remedies set forth in Article 9 hereof, Lender: (a) may at any time take such steps as Lender deems necessary to protect Lender’s interest in and to preserve the Collateral, including the hiring of such security guards or the placing of other security protection measures as Lender may deem appropriate; (b) may employ and maintain at any of a Loan Party’s premises a custodian who shall have full authority to do all acts necessary to protect Lender’s interests in the Collateral; (c) may lease warehouse facilities to which Lender may move all or part of the Collateral; (d) may use a Loan Party’s owned or leased lifts, hoists, trucks and other facilities or equipment for handling or removing the Collateral; and (e) shall have, and is hereby granted, a right of ingress and egress to the places where the Collateral is located, and may proceed over and through any of a Loan Party’s owned or leased property. Each Loan Party shall cooperate fully with all of Lender’s efforts to preserve the Collateral and will take such actions to preserve the Collateral as Lender may direct. All of Lender’s expenses of preserving the Collateral, including any expenses relating to the bonding of a custodian, shall be added to the Obligations.

4.5           Ownership of Collateral.

(a)          With respect to the Collateral, at the time the Collateral becomes subject to Lender’s security interest: (i) each Loan Party shall be the sole owner of and fully authorized and able to sell, transfer, pledge and/or grant a first priority security interest in each and every item of the Collateral to Lender; and, except for Permitted Liens the Collateral shall be free and clear of all Liens and encumbrances whatsoever; (ii) each document and agreement executed by a Loan Party or delivered to Lender in connection with this Agreement shall be true and correct in all respects; (iii) all signatures and endorsements of a Loan Party that appear on such documents and agreements shall be genuine and such Loan Party shall have full capacity to execute same; and (iv) each Loan Party’s Equipment and Inventory shall be located as set forth on Schedule 4.5 and shall not be removed from such location(s) without the prior written consent of Lender except with respect to the sale of Inventory in the ordinary course of business.

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(b)          (i) There is no location at which any Loan Party has any Inventory (except for Inventory in transit or at customers’ locations) other than those locations listed on Schedule 4.5; (ii) Schedule 4.5 hereto contains a correct and complete list, as of the Closing Date, of the legal names and addresses of each warehouse (other than customers’ locations) at which all Inventory of such Loan Party is stored; none of the receipts received by any Loan Party from any warehouse states that the goods covered thereby are to be delivered to bearer or to the order of a named Person or to a named Person and such named Person’s assigns; (iii) Schedule 4.5 hereto sets forth a correct and complete list as of the Closing Date of (A) each place of business of a Loan Party and (B) the chief executive office of each Loan Party; and (iv) Schedule 4.5 hereto sets forth a correct and complete list as of the Closing Date of the location, by state and street address, of all real property owned or leased by each Loan Party, together with the names and addresses of any landlords.

4.6           Defense of Lender’s Interests. Until (a) payment and performance in full of all of the Obligations and (b) termination of this Agreement, Lender’s interests in the Collateral shall continue in full force and effect. During such period no Loan Party shall, without Lender’s prior written consent, pledge, sell (except Inventory in the ordinary course of business), assign, transfer, create or suffer to exist a Lien upon or encumber or allow or suffer to be encumbered in any way except for Permitted Liens, any part of the Collateral. Each Loan Party shall defend Lender’s interests in the Collateral against any and all Persons whatsoever. At any time following demand by Lender for payment of all Obligations upon an Event of Default, Lender shall have the right to take possession of the indicia of the Collateral and the Collateral in whatever physical form contained, including: labels, stationery, documents, instruments and advertising materials. If Lender exercises this right to take possession of the Collateral, each Loan Party shall, upon demand, assemble it in the best manner possible and make it available to Lender at a place reasonably convenient to Lender. In addition, with respect to all Collateral, Lender shall be entitled to all of the rights and remedies set forth herein and further provided by the Uniform Commercial Code or other Law. Each Loan Party shall, and Lender may, at its option, instruct all suppliers, carriers, forwarders, warehousers or others receiving or holding cash, checks, Inventory, documents or instruments in which Lender holds a security interest to deliver same to Lender and/or subject to Lender’s order and if they shall come into any Loan Party’s possession, they, and each of them, shall be held by such Loan Party in trust as Lender’s trustee, and such Loan Party will immediately deliver them to Lender in their original form together with any necessary endorsement.

4.7           Books and Records. Each Loan Party shall (a) keep proper books of record and account in which materially correct entries will be made of all dealings or transactions of or in relation to its business and affairs; (b) set up on its books accruals with respect to all taxes, assessments, charges, levies and claims; and (c) on a reasonably current basis set up on its books, from its earnings, allowances against doubtful Accounts, advances and investments and all other proper accruals (including by reason of enumeration, accruals for premiums, if any, due on required payments and accruals for depreciation, obsolescence, or amortization of properties), which should be set aside from such earnings in connection with its business. All determinations pursuant to this subsection shall be made in accordance with, or as required by, GAAP consistently applied in the opinion of such independent public accountant as shall then be regularly engaged by such Loan Party.

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4.8           Termination and Release. Upon the payment in full of all Obligations, the security interest granted hereby shall terminate and all rights to the Collateral shall revert to the applicable Loan Party. Within 5 Business Days of any such termination Lender will, at such Loan Party’s expense, execute and deliver to such Loan Party such documents as such Loan Party shall reasonably request to evidence such termination.

5.          REPRESENTATIONS AND WARRANTIES

In order to induce Lender to enter into this Agreement and to make the Term Loan, each Loan Party represents and warrants to Lender, on the Restatement Closing Date, that the following statements are true and correct (it being understood and agreed that the representations and warranties made on the Restatement Closing Date are deemed to be made concurrently with the consummation of each Advance under the Term Loan):

5.1           Organization; Requisite Power and Authority; Qualification. Each Loan Party (a) is duly organized, validly existing and in good standing under the laws of Delaware; (b) has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Loan Documents to which it is a party and to carry out the transactions contemplated hereby; and (c) is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, except in jurisdictions where the failure to be so qualified or in good standing has not had, and would not be reasonably expected to have, a Material Adverse Effect.

5.2           Due Authorization. The execution, delivery and performance by each Loan Party of the Loan Documents to which it is a party have been duly authorized by all necessary action on the part of such Loan Party pursuant to its Organizational Documents.

5.3           No Conflict. The execution, delivery and performance by each Loan Party of the Loan Documents to which it is a party and the consummation of the transactions contemplated by the Loan Documents do not and will not (a) to the best of such Loan Party’s knowledge, violate any provision of any law or any rule or regulation imposed by any Governmental Authority applicable to such Loan Party, any provision of the Organizational Documents of such Loan Party, or any order, judgment or decree of any court or other Governmental Authority binding such Loan Party; (b) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of such Loan Party; (c) result in or require the creation or imposition of any Lien upon any of the properties or assets of such Loan Party (other than any Liens created under any of the Loan Documents in favor of Lender); or (d) require any approval of stockholder, or any approval or consent of any Person under any Contractual Obligation of such Loan Party, except for such approvals or consents which will be obtained on or before the Closing Date and disclosed in writing to Lender.

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5.4           Binding Obligation. Each Loan Document to which a Loan Party is a party is the legally valid and binding obligation of such Loan Party, enforceable against it in accordance with its respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by general equitable principles (whether enforcement is sought by proceedings in equity or at law) relating to enforceability.

5.5           Governmental Consents. The execution, delivery and performance by each Loan Party of the Loan Documents to which it is a party and the consummation of the transactions contemplated by the Loan Documents do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any Governmental Authority, except for (a) such approvals or consents which will be obtained on or before the Closing Date and (b) filings and recordings with respect to the Collateral to be made, or otherwise delivered to Lender for filing and/or recordation, as of the Closing Date.

5.6           Margin Stock. No Loan Party is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. No part of the proceeds of the Loan made to Borrower will be used by any Loan Party to purchase or carry any such Margin Stock or to extend credit to others for any purpose that violates the provisions of Regulation T, U or X of the Federal Reserve Board.

5.7           Accuracy of Information. No information, exhibit or report furnished by each Loan Party to Lender in connection with the negotiation of, or compliance with, the Loan Documents contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein not misleading.

5.8           Solvency. Each Loan Party is, and after taking into effect the transactions contemplated by this Agreement will be, Solvent.

5.9           Capitalization. Borrower owns all of the issued and outstanding capital stock of Subsidiary. There are no outstanding subscriptions, options, warrants, rights (including preemptive rights), calls, convertible securities or other agreements or commitments of any character relating to the issued or unissued capital stock or other securities of the Subsidiary obligating the Subsidiary to issue any securities of any kind.

6.          AFFIRMATIVE COVENANTS

Each Loan Party covenants with Lender that until such time as the Obligations have been indefeasibly paid in full, such Loan Party shall, unless it obtains Lender’s prior written consent waiving or modifying any of the covenants hereunder, do or cause to be done all of the following during the term hereof:

6.1           Insurance.

(a)          Each Loan Party will maintain with financially sound and reputable insurance companies insurance on all its Property in such amounts and covering such risks as is consistent with sound business practice. Each Loan Party will furnish to Lender upon request full information as to the insurance carried by itself

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(b)          Each Loan Party will at all times keep the Collateral insured in favor of Lender, and all policies or certificates (or certified copies thereof) with respect to such insurance (i) shall be endorsed to Lender’s reasonable satisfaction (including, without limitation, by naming Lender as loss payee and to the extent permitted by Law, as an additional insured), (ii) shall state that such insurance policies shall not be canceled without 30 days’ prior written notice thereof (or 10 days’ prior written notice in the case of cancellation for the non-payment of premiums) by the insurer to Lender, (iii) shall provide that the respective insurers irrevocably waive any and all rights of subrogation with respect to Lender, and (iv) shall in the case of any such certificates or endorsements in favor of Lender be delivered to or deposited with Lender.

(c)          If any Loan Party shall fail to maintain all insurance in accordance with this Section 6.1, or if any Loan Party shall fail to so endorse and deliver or deposit all endorsements or certificates with respect thereto, Lender shall have the right (but shall be under no obligation), upon prior written notice to such Loan Party, to procure such insurance, and Borrower agrees to reimburse Lender, on demand, for all reasonable costs and expenses of procuring such insurance.

6.2           Financial Reports. Each Loan Party shall keep true and accurate books of account and prepare true and accurate financial statements in accordance with GAAP consistently applied throughout the periods reflected therein and with prior periods (except for the treatment of stock options). Each Loan Party shall furnish Lender with the following:

(a)          Annual Financial Statements. As soon as available, but not later than 120 calendar days after the close of each fiscal year of Borrower: (i) consolidated financial statements of the Borrower and the Subsidiary, (including a consolidated balance sheet and consolidated statements of income, owners’ equity and cash flow with supporting footnotes) as at the end of such year and for the year then ended, all in form and detail as required by Lender, audited and accompanied by a report and an unqualified opinion by a firm of independent certified public accountants selected by Borrower and acceptable to Lender; and (ii) a written statement by such accountant, stating that such accountant has no knowledge that an Event of Default or Unmatured Default hereof has occurred and is continuing except as specified in such statement. The financial statements shall be accompanied by a comparison of the actual financial results with the Financial Plan (which need not be audited by such public accountants), all in reasonable detail;

(b)          Monthly Financial Statements. As soon as available, but in no event later than 30 calendar days after the end of each month, consolidated financial statements of Borrower and the Subsidiary (including a consolidated balance sheet and consolidated statements of income, retained earnings, owners’ equity and cash flow) as at the end of such month. The financial statements shall be accompanied by a comparison of the actual financial results with the Financial Plan and such month during the prior fiscal year, all in reasonable detail;

(c)          Certificate of Responsible Officer. Concurrently with each delivery of the financial statements described in Sections 6.2(a) and 6.2(b), a certificate executed by a Responsible Officer in form and substance satisfactory to Lender and certifying that the Financial Statements delivered thereunder present fairly in all material respects the financial position and results of operations of Borrower and the Subsidiary as of the dates and for the periods indicated and shall have been prepared in accordance with GAAP (subject, in the case of unaudited financial statements, to the absence of footnotes required by GAAP and to normal year-end audit adjustments that are not material)

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(d)          Monthly Reports. As soon as available, but in no event later than 30 calendar days after the end of each month, an accounts receivable aging summary of each customer, an accounts payable aging summary and an inventory report, each certified as to accuracy by the Responsible Officer, together will all information in each Loan Party’s possession or control reasonably requested by Lender with respect to thereto;

(e)          Financial Plan. As soon as available, but not later than (i) 45 calendar days prior to the beginning of each fiscal year, an operating budget for Borrower and the Subsidiary for such fiscal year (prepared on a monthly basis) consisting of projected balance sheet, statement of income and cash flows (“Financial Plan”), together with a certificate of a Responsible Officer to the effect that the Financial Plan has been prepared in good faith and is a reasonable estimate of the financial position and results of operations of Borrower and the Subsidiary for the period covered thereby and (ii) 10 days of their preparation, any (x) operating budget of Borrower and the Subsidiary and (y) revisions or amendments made by any Loan Party to the Financial Plan; and

(f)          Other Data. Such other data and information (financial and otherwise) as Lender, from time to time, may reasonably request bearing upon or related to any Loan Party’s financial condition and/or result of operations, all in form and detail reasonably acceptable to Lender.

6.3           Notices.

(a)          Defaults. Promptly upon any Loan Party obtaining knowledge thereof, such Loan Party will give written notice to Lender of the occurrence of any Unmatured Default or Event of Default, together with a reasonably detailed description thereof, and the actions such Loan Party proposes to take with respect thereto. If any Person shall give any notice or take any other action in respect of a claimed default (whether or not constituting an Event of Default) under this Agreement or any other note, evidence of indebtedness, indenture or other obligation exceeding $25,000 to which or with respect to which any Loan Party is a party or obligor, whether as principal, guarantor, surety or otherwise, such Loan Party shall forthwith give written notice thereof to Lender, describing the notice or action and the nature of the claimed default.

(b)          Notification of Claim against Collateral. Promptly upon any Loan Party obtaining knowledge thereof, such Loan Party will give written notice to Lender of any setoff, claims (including, with respect to the Property, environmental claims), withholdings or other defenses exceeding $25,000 to which any of the Collateral, or Lender’s rights with respect to the Collateral, are subject.

(c)          Notice of Litigation and Judgments. Within 15 days of any Loan Party obtaining knowledge thereof, such Loan Party will give written notice to Lender of any litigation or proceedings threatened in writing or any pending litigation and proceedings affecting such Loan Party or to which such Loan Party is or becomes a party involving an uninsured claim against such Loan Party that could, if adversely determined, reasonably be expected to have a Material Adverse Effect (and in any event litigation where the amount claimed is $25,000 or more) and stating the nature and status of such litigation or proceedings. Each Loan Party will give notice to Lender, in writing, in form and detail satisfactory to Lender, within 10 days of any judgment not covered by insurance, final or otherwise, against such Loan Party in an amount in excess of $100,000.

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(d)          Auditor’s Reports. Promptly upon receipt thereof, Borrower will deliver to Lender a copy of each “management letter” or other report submitted by its independent accountants in connection with any annual, interim or special audit of the books of the Loan Parties or any Loan Party.

(e)          Governmental Authority. Promptly upon receipt thereof from any Governmental Authority, each Loan Party will give written notice to Lender of (i) any notice asserting any failure by such Loan Party to be in compliance with applicable requirements of law or that threatens the taking of any action against such Loan Party or sets forth circumstances that, if taken or adversely determined, could reasonably be expected to have a Material Adverse Effect, or (ii) any notice of any actual or threatened suspension, limitation or revocation of, failure to renew, or imposition of any restraining order, escrow or impoundment of funds in connection with, any license, permit, accreditation or authorization of any Loan Party.

(f)          Material Default. Promptly upon the occurrence thereof, each Loan Party will give written notice to Lender of any material default under, or any proposed or threatened termination or cancellation of, any material Contractual Obligation or other material contract or agreement to which such Loan Party is a party, or a material change in the relationship between such Loan Party and any of its customers.

(g)          Any Other Event Likely to Cause Material Adverse Effect. Promptly upon the occurrence of any other matter or event that has, or would reasonably be expected to have, a Material Adverse Effect, each Loan Party will give written notice to Lender, together with a written statement of a Responsible Officer setting forth the nature and period of existence thereof and the action that such Loan Party has taken and proposes to take with respect thereto.

6.4           Taxes. Each Loan Party will duly pay and discharge, or cause to be paid and discharged, before the same shall become overdue, all Taxes, assessments and other governmental charges imposed upon them and their real properties, sales and activities, or any part thereof, or upon the income or profits therefrom, as well as all claims for labor, materials, or supplies that if unpaid might by law become a lien or charge upon any of its properties; provided, that any such Tax, assessment, charge, levy or claim need not be paid if the validity or amount thereof shall be the subject of a Permitted Contest; and provided further that such Loan Party shall pay all such Taxes, assessments, charges, levies or claims forthwith upon the commencement of proceedings to foreclose any Lien that may have attached as security therefor. Each Loan Party will accurately prepare and timely file all tax returns required by law to be filed by it.

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6.5           Existence. Each Loan Party shall continue to preserve and maintain its existence, rights, privileges and franchises in the jurisdictions of its organization, and qualify and remain qualified to do business in each other jurisdiction in which such qualification is necessary in view of its business or operations and shall continue to engage in business of the same general type as it now conducts.

6.6           Compliance with Laws. Each Loan Party shall comply in all material respects with all Laws (including all Environmental Laws) having applicability to it or to the business at any time conducted by it.

6.7           Payment and Performance of Obligations. Each Loan Party (i) will pay and discharge at or before maturity, all of its obligations and liabilities, except where the same may be the subject of a Permitted Contest, (ii) will maintain appropriate reserves, in accordance with GAAP, for the accrual of all of its obligations and liabilities and (iii) will not breach or permit to exist any default under, the terms of any material lease, commitment, contract, instrument or obligation to which they are a party, or by which their properties or assets are bound.

6.8           Inspection. Borrower will permit Lender, at reasonable times and following reasonable notice, to visit and inspect Borrower and examine and make abstracts or copies from any of its books and records which Lender deems reasonably necessary in connection with its administration of the Loans.

6.9           Use of Proceeds. Borrower will use the proceeds of the Term Loan for the Loan Parties’ working capital and general corporate purposes.

6.10         Environmental Covenants. Borrower will:

(a)          use and operate all of its facilities and properties in material compliance with all Environmental Laws, keep all necessary permits, approvals, certificates and licenses in effect and remain in material compliance therewith, and handle all Hazardous Materials in material compliance with all applicable Environmental Laws;

(b)          promptly notify Lender and provide copies upon receipt of all written claims, complaints, notices or inquiries relating to the condition of its facilities and properties or compliance with Environmental Laws, and shall promptly cure and have dismissed with prejudice any such actions and proceedings to the reasonable satisfaction of Lender, in each case to the extent such claims, complaints, notices, inquiries, actions and proceedings might be expected to have a Material Adverse Effect; and

(c)          provide such information and certifications, which Lender may reasonably request from time to time to insure compliance with this Section 6.10.

6.11         ERISA Covenant. Borrower will:

(a)          maintain all Plans of Borrower so that the aggregate Unfunded Liabilities of all such Plans do not exceed $25,000 determined in accordance with Financial Accounting Standards Board Statement No. 36 as in effect on the date hereof, and

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(b)          as soon as reasonably possible after Borrower knows or has reason to know that any Reportable Event or any Termination Event with respect to any Plan of Borrower or an ERISA Affiliate has occurred, furnish to Lender a statement signed by a senior officer of Borrower setting forth details as to such Reportable Event or Termination Event and the action, if any, which Borrower or the ERISA Affiliate proposes to take with respect thereto, together with a copy of any notice of such Reportable Event or Termination Event furnished to PBGC.

7.          NEGATIVE COVENANTS

Until such time as the Obligations have been indefeasibly paid in full, each Loan Party covenants with Lender that unless such Loan Party obtains Lender’s prior written consent waiving or modifying any of the covenants hereunder:

7.1           Indebtedness. Such Loan Party will not, directly or indirectly, create, incur, assume, guarantee or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except for:

(a)          Indebtedness created in favor of Lender under the Loan Documents;

(b)          without duplication of any Indebtedness otherwise permitted under this Section 7.1, Indebtedness described on Schedule 7.1 the amounts under which shall not be increased by amendments entered into after the date hereof; and

(c)          additional funded Indebtedness through a single transaction or series of related transactions that do not exceed $1,000,000.

7.2           Liens. No Loan Party will directly or indirectly, create, assume or suffer to exist any Lien on any Property now owned or hereafter acquired by any Loan Party, except for the following Liens (the “Permitted Liens”):

(a)          Liens in favor of Lender granted pursuant to the Loan Documents; and

(b)          Liens for taxes, assessments or governmental charges or levies on its Property if the same shall not at any time be delinquent or thereafter can be paid without penalty, or are the subject of a Permitted Contest;

7.3           Contingent Obligations. No Loan Party will make or suffer to exist any Contingent Obligation, except by endorsement of instruments for deposit or collection in the ordinary course of business.

7.4           Restricted Payments. No Loan Party will, directly or indirectly, declare, order, pay, make or set apart any sum for any Restricted Payment; provided; that the foregoing shall not restrict or prohibit:

(a)          payment of reasonable compensation and expense reimbursements in the ordinary course of business; and

(b)          payment of regularly scheduled interest payments with respect to the Indebtedness set forth on Schedule 7.1 so long as before and after giving effect to any such payment no Event of Default shall have occurred and be continuing and in no event shall any principal be paid until the Term Loan is paid in full.

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7.5           Compliance with ERISA. No Loan Party shall:

(a)          establish, maintain, or operate any Plan that is not in compliance in all material respects with ERISA, the Code and all other Laws, and the regulations and interpretations thereunder;

(b)          terminate any Plan subject to Title IV of ERISA so as to result in any material liability to such Loan Party;

(c)          permit to exist any ERISA Event or any other event or condition, which would reasonably be expected to result in any material liability to such Loan Party;

(d)          enter into any new Plan or modify any existing Plan so as to increase its obligations thereunder which would reasonably be expected to have a Material Adverse Effect; or

(e)          permit the present value of all nonforfeitable accrued benefits under any Plan (using the actuarial assumptions utilized by the PBGC upon termination of a Plan) materially to exceed the fair market value of Plan assets allocable to such benefits, all determined as of the most recent valuation date for each such Plan.

7.6           Distributions. No Loan Party will declare or make any Distributions on its Equity Interests or redeem, repurchase or otherwise acquire or retire any of its Equity Interests at any time outstanding.

7.7           Sale of Assets. No Loan Party will lease, sell or otherwise dispose of its Property to any other Person, except sales of Inventory in the ordinary course of business.

7.8           Mergers and Sales of Equity Interests. No Loan Party will merge or consolidate with or into any other Person or cause or permit more than 50% of the Equity Interests held by Persons in any Loan Party to be sold or transferred.

7.9           Investments and Acquisitions. No Loan Party will make or suffer to exist any Investments or commitments therefor, or to create any subsidiary or to become or remain a partner in any partnership or joint venture, or to make any acquisition of any Person except for Investments not to exceed existing amounts on the date hereof as described on Schedule 7.9.

7.10         Transactions with Affiliates. Except as described on Schedule 7.10, No Loan Party will enter into any transaction (including, without limitation, the purchase, sale or lease of any Property or service) with, or make any payment or transfer to, any Person except in the ordinary course of business and pursuant to the reasonable requirements of such Loan Party’s business and upon fair and reasonable terms no less favorable to such Loan Party than it could obtain in a comparable arms’-length transaction.

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7.11         Modification of Organizational Documents. No Loan Party will amend or otherwise modify any of its Organizational Documents (including any shareholders agreement).

8.          CLOSING CONDITIONS

8.1           Lender’s Obligations on the Restatement Closing Date. The obligations of Lender hereunder shall be subject to the satisfaction (as determined by Lender) of the following conditions precedent:

(a)          Loan Documents. Lender shall have received a fully executed copy of each of the following documents which shall have been duly executed and delivered by the respective parties thereto, shall be in full force and effect and shall be in form and substance satisfactory to Lender:

(i)          this Agreement;

(ii)         the Term Note; and

(iii)        such other agreements as Lender may reasonably require in order to continue to evidence, grant or perfect its security interest in the Collateral.

(b)          Certified Copies of Organizational Documents. Lender shall have received from Borrower a copy, certified by a duly authorized officer of Borrower to be true and complete on the Restatement Closing Date, of each of its Organizational Documents as in effect on such date of certification and, in the case of the articles of organization or similar formation documents for Borrower, such document shall have been certified as of a recent date by the secretary of its state of formation.

(c)          Corporate Action. All corporate action necessary for the valid execution, delivery and performance by Borrower of this Agreement and the other Loan Documents shall have been duly and effectively taken, and evidence thereof satisfactory to Lender, certified by a Responsible Officer shall have been provided to Lender.

(d)          Incumbency Certificate. Lender shall have received from Borrower, an incumbency certificate, dated as of the Restatement Closing Date, signed by a duly authorized officer of Borrower and giving the name and bearing a specimen signature of each individual who shall be authorized: (a) to sign, in the name and on behalf of Borrower each of the Loan Documents and (b) to give notices and to take other action on its behalf under the Loan Documents (collectively, the “Incumbency Certificates”).

(e)          Validity of Liens. The applicable Loan Documents shall be effective to create in favor of Lender a legal, valid and enforceable first priority (except for Permitted Liens entitled to priority under Law) security interest in and Lien upon the Collateral. All filings, recordings, deliveries of instruments and other actions necessary or desirable in the reasonable opinion of Lender to protect and preserve such security interests shall have been duly effected.

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(f)          Restatement Closing Certificate. Lender shall have received a certificate of a Responsible Officer dated as of the Restatement Closing Date certifying (a) that Borrower is Solvent and will be Solvent following the consummation of the transactions contemplated herein, (b) that each of the conditions set forth in this Section 8.1 have been satisfied, and (c) such other matters as Lender may request, in form and substance reasonably satisfactory to Lender (the “Restatement Closing Certificate”).

(g)          No Litigation. There shall be no action, suit, or proceeding pending against, or threatened against or affecting, Borrower before any court or arbitrator or any Governmental Authority in which an adverse decision would reasonably be expected to have a Material Adverse Effect or which in any manner purports to affect or pertain to any of the Loan Documents, or any of the transactions contemplated hereby or thereby.

(h)          Consents and Approvals. Lender shall have received evidence that all material governmental and third-party approvals necessary or advisable in connection with the credit facilities contemplated hereby and the continuing operations of Borrower shall have been obtained (or, to the extent consented to in writing by Lender, waived) and shall be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority that would restrain, prevent or otherwise impose materially adverse conditions on Borrower or the Term Loan.

(i)          Proceedings and Documents. All proceedings in connection with the transactions contemplated by this Agreement, the other Loan Documents and all other documents incidental thereto, shall be reasonably satisfactory in substance and in form to Lender and Lender’s counsel, and Lender and such counsel shall have received all information and such counterpart originals or certified or other copies of such documents as Lender may reasonably request.

(j)          Certificates of Good Standing. Lender shall have received certificates of good standing, existence or its equivalent with respect to Borrower certified as of a recent date by the appropriate Governmental Authorities of the state or other jurisdiction of organization and each other jurisdiction in which the failure to so qualify and be in good standing could have or be reasonably expected to have a Material Adverse Effect.

(k)          Certificates of Insurance. Lender shall have received updated certificates of insurance pursuant to the requirements set forth in Section 6.1.

(l)          Payment of Accrued Interest. Borrower shall have paid (or caused to be paid) to Lender all accrued but unpaid interest under the Existing Term Notes.

8.2           Borrower’s Obligations on the Restatement Closing Date. The obligations of Borrower hereunder shall be subject to the satisfaction of the following conditions precedent:

(a)          Existing Term Notes. Lender shall surrender the Existing Term Notes to Borrower for cancellation.

8.3           Conditions to All Advances. The obligations of Lender to make any Term Loan whether on or after the Restatement Closing Date, shall also be subject to the satisfaction of the following conditions precedent:

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(a)          Representations True; No Event of Default. Each of the representations and warranties of Borrower contained in this Agreement or any of the other Loan Documents shall be true in all material respects as of the date as of which they were made and shall also be true and deemed remade as such at and as of the time of the making of such Term Loan, with the same effect as if made at and as of that time (except to the extent that such representations and warranties relate expressly to an earlier date) and no Event of Default shall have occurred and be continuing.

(b)          No Legal Impediment. No change shall have occurred in any law or regulations thereunder or interpretations thereof that would make it illegal for Lender to make such Term Loan.

(c)          No Material Adverse Effect. Since December 31, 2011, there shall have been no event or condition which has had or could reasonably be expected to have a Material Adverse Effect.

(d)          Required Notice and Consent. With respect to any requested Advance of a Term Loan, Lender shall have received the applicable notice required by the terms of this Agreement and Lender shall have granted its consent in its sole and absolute discretion.

9.          DEFAULT

9.1           Events of Default. The occurrence of any one of the following events shall constitute a default (“Event of Default”) under this Agreement:

(a)          Borrower shall fail to pay interest under the Term Loan or other Obligations under this Agreement within 10 calendar days after the same becomes due;

(b)          A Loan Party shall breach any of the terms or provisions of Articles 6 or 7 above and such breach is not remedied or waived within 30 calendar days after the earlier of (i) receipt by such Loan Party of notice from Lender of such breach or (ii) knowledge by such Loan Party of such breach;

(c)          A Loan Party shall default in the performance of or compliance with any term contained in this Agreement (other than occurrences described in other provisions of this Section 9.1 for which a different grace or cure period is specified or which constitute immediate Events of Default) and such default is not remedied or waived within 30 calendar days after the earlier of (i) receipt by such Loan Party of notice from Lender of such default or (ii) knowledge by such Loan Party of such default;

(d)          any representation or warranty on the part of a Loan Party contained in this Agreement or the Loan Documents, or any document, instrument or certificate delivered pursuant hereto or thereto shall have been incorrect in any material respect when made or deemed made;

(e)          the occurrence of a default of or under (i) the Stock Issuance and Purchase Agreement (ii) any contract, agreement, document or instrument (other than the Loan Documents) now or hereafter existing to which a Loan Party is a party and the effect of such default, individually or in the aggregate exceeds $250,000;

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(f)          one or more judgments, decrees, arbitration awards or settlement agreements shall be entered against or by Borrower involving, individually or in the aggregate, $250,000;

(g)          the Collateral, or any material portion thereof, is attached, seized, subjected to a writ of distress warrant, or are levied upon, or come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors and the same is not terminated or dismissed within 60 days thereafter;

(h)          any proceeding shall be instituted against a Loan Party seeking to adjudicate it bankrupt or insolvent, or seeking dissolution, liquidation, winding up, reorganization, protection, relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for a Loan Party or for any substantial part of its property, and either such proceeding shall remain undismissed or unstayed for a period of 60 days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against any Loan Party or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property) shall occur;

(i)          a petition under any section or chapter of Bankruptcy Code or any similar law or regulation shall be filed by a Loan Party or a Loan Party shall make an assignment for the benefit of its creditors or if any case or proceeding is filed by Borrower for its dissolution or liquidation;

(j)          A Loan Party is enjoined, restrained or in any way prevented by court order from conducting all or any material part of its business affairs or if a petition under any section or chapter of Bankruptcy Reform Act of 1978, as amended, or any similar law or regulation is filed against any Loan Party or if any case or proceeding is filed against any Loan Party for its dissolution or liquidation and such injunction, restraint or petition is not dismissed or stayed within 60 days after the entry or filing thereof; or

(k)          there occurs any event or circumstance that could reasonably be expected to result in a Material Adverse Effect.

9.2           Acceleration. Upon the occurrence and during the continuance of an Event of Default, Lender may by written notice to any Loan Party declare the Obligations to be, and the Obligations shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Loan Party and Borrower will pay the same; provided that in the case of any of the Events of Default specified in any of Sections 9.1(h), 9.1(i) or 9.1(j) above, without any notice to any Loan Party or any other act by Lender, all of the Obligations shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by Borrower and Borrower will pay the same.

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9.3           Rights and Remedies.

(a)          Lender shall have the right to exercise any and all rights and remedies provided for herein, under the other Loan Documents, under the Stock Issuance and Purchase Agreement or under the Uniform Commercial Code and at law or equity generally, including the right to foreclose the security interests granted herein and to realize upon any Collateral by any available judicial procedure and/or to take possession of and sell any or all of the Collateral with or without judicial process. Lender may enter any of any Loan Party’s premises or other premises without legal process and without incurring liability to any Loan Party therefor, and Lender may thereupon, or at any time thereafter, in its discretion without notice or demand, take the Collateral and remove the same to such place as Lender may deem advisable and Lender may require any Loan Party to make the Collateral available to Lender at a convenient place. With or without having the Collateral at the time or place of sale, Lender may sell the Collateral, or any part thereof, at public or private sale, at any time or place, in one or more sales, at such price or prices, and upon such terms, either for cash, credit or future delivery, as Lender may elect. Except as to that part of the Collateral which is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Lender shall give Borrower reasonable notification of such sale or sales, such notice being deemed sufficient to provide notice to all Loan Parties, it being agreed that in all events written notice mailed to Borrower at least 10 days prior to such sale or sales is reasonable notification. At any public sale Lender may bid for and become the purchaser, and Lender or any other purchaser at any such sale thereafter shall hold the Collateral sold absolutely free from any claim or right of whatsoever kind, including any equity of redemption and all such claims, rights and equities are hereby expressly waived and released by each Loan Party. In connection with the exercise of the foregoing remedies, including the sale of Inventory, Lender is granted a perpetual nonrevocable, royalty free, nonexclusive license and Lender is granted permission to use all of Borrower’s (a) trademarks, trade styles, trade names, patents, patent applications, copyrights, service marks, licenses, franchises and other proprietary rights which are used or useful in connection with Inventory for the purpose of marketing, advertising for sale and selling or otherwise disposing of such Inventory and (b) Equipment for the purpose of completing the manufacture of unfinished goods. The cash proceeds realized from the sale of any Collateral shall be applied to the Obligations in the order set forth in Section 9.6 hereof. Noncash proceeds will only be applied to the Obligations as they are converted into cash. If any deficiency shall arise, each Loan Party shall remain liable to Lender therefor.

(b)          To the extent that the Law imposes duties on the Lender to exercise remedies in a commercially reasonable manner, each Loan Party acknowledges and agrees that it is not commercially unreasonable for Lender (i) to fail to incur expenses reasonably deemed significant by Lender to prepare Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition, (ii) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (iii) to fail to exercise collection remedies against Customers or other Persons obligated on Collateral or to remove Liens on or any adverse claims against Collateral, (iv) to exercise collection remedies against customers and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (v) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (vi) to contact other Persons, whether or not in the same business as a Loan Party, for expressions of interest in acquiring all or any portion of such Collateral, (vii) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature, (viii) to dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets, (ix) to dispose of assets in wholesale rather than retail markets, (x) to disclaim disposition warranties, such as title, possession or quiet enjoyment, (xi) to purchase insurance or credit enhancements to insure Lender against risks of loss, collection or disposition of Collateral or to provide to Lender a guaranteed return from the collection or disposition of Collateral, or (xii) to the extent deemed appropriate by Lender, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist Lender in the collection or disposition of any of the Collateral.

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(c)          Each Loan Party acknowledges that the purpose of this Section 9.3 is to provide non-exhaustive indications of what actions or omissions by the Lender would not be commercially unreasonable in Lender’s exercise of remedies against the Collateral and that other actions or omissions by Lender shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 9.3. Without limitation upon the foregoing, nothing contained in this Section 9.3 shall be construed to grant any rights to any Loan Party or to impose any duties on Lender that would not have been granted or imposed by this Agreement or by Law in the absence of this Section 9.3. Lender shall have the right in its sole discretion to determine which rights, Liens, security interests or remedies Lender may at any time pursue, relinquish, subordinate, or modify or to take any other action with respect thereto and such determination will not in any way modify or affect any of Lender’s or Lenders’ rights hereunder.

(d)          The enumeration of the foregoing rights and remedies is not intended to be exhaustive and the exercise of any rights or remedy shall not preclude the exercise of any other right or remedies provided for herein or otherwise provided by law, all of which shall be cumulative and not alternative.

9.4           Default Rate of Interest. At the election of Lender, after the occurrence of an Event of Default and for so long as it continues, the Term Loan and other Obligations shall bear interest at the Default Rate.

9.5           Setoff Rights. During the continuance of any Event of Default, Lender is hereby authorized by each Loan Party at any time or from time to time, with reasonably prompt subsequent notice to Borrower (any prior or contemporaneous notice being hereby expressly waived and such notice being deemed sufficient to provide notice to all Loan Parties) to set off and to appropriate and to apply any and all (A) balances held by Lender at any of its offices for the account of any Loan Party (regardless of whether such balances are then due to such Loan Party), and (B) other property at any time held or owing by Lender or any of its Affiliates to or for the credit or for the account of any Loan Party against and on account of any of the Obligations then due and payable. Each Loan Party agrees, to the fullest extent permitted by law, that Lender may exercise its right to set off with respect to the Obligations as provided in this Section 9.5.

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9.6           Application of Proceeds. Notwithstanding anything to the contrary contained in this Agreement, upon the occurrence and during the continuance of an Event of Default, (a) each Loan Party irrevocably waives the right to direct the application of any and all payments at any time or times thereafter received by Lender from or on behalf of such Loan Party of all or any part of the Obligations and (b) all such payments and all proceeds of any sale of, or other realization upon, all or any part of the Collateral shall be applied: first, to all Costs; second, to accrued and unpaid interest on the Obligations (including any interest which but for the provisions of the Bankruptcy Code, would have accrued on such amounts); third, to all outstanding principal of the Obligations; and fourth to any other indebtedness or obligations of such Loan Party owing to Lender under the Loan Documents. Any balance remaining shall be delivered to the applicable Loan Party or to whomever may be lawfully entitled to receive such balance or as a court of competent jurisdiction may direct.

10.         ASSIGNABILITY.

10.1         Assignments by Borrower. Borrower shall not have the right to assign this Agreement or any interest therein except with the prior written consent of Lender.

11.         GENERAL PROVISIONS

11.1         Modification.

(a)          Neither this Agreement nor any other Loan Document shall be amended, modified or supplemented, or any provision waived, without the written agreement of Borrower and Lender at the time of such amendment, modification, supplement or waiver, and each such amendment, modification, supplement or waiver shall be effective only in the specific instance and for the specific purpose for which given.

(b)          Lender shall have the absolute right to require full and complete performance of Borrower’s covenants and obligations and strict compliance with the provisions of this Agreement and the other Loan Documents by Borrower. Failure by Lender to insist upon full and prompt performance of any provision of this Agreement or any other Loan Documents, or failure by Lender to take action in the event of any breach of any such provision or Event of Default, shall not constitute a waiver of any rights of Lender or any course of conduct, and Lender may at any time thereafter exercise all rights specified herein, in any other Loan Document or provided by Law with respect to such breach or Event of Default. If Lender fails to insist on strict performance of any covenant or condition herein, Lender shall make such election or determination, in Lender’s exclusive discretion. Unless otherwise specifically provided herein, all consents, to be granted herein, shall be granted or withheld, or continued to be granted or withheld, in Lender’s exclusive discretion. Lender shall have no duty to Borrower to exercise any judgment or discretion under the terms of this Agreement or any other Loan Document for the benefit of Borrower. Borrower hereby expressly acknowledges that failure to require strict compliance by Borrower with the provisions of this Agreement or any other Loan Document shall not constitute a waiver by Lender or establish a course of conduct, and that Lender shall not be deemed to have waived any right to insist on strict compliance with all provisions thereafter. Borrower hereby expressly waives any right to assert that it detrimentally relied upon such continued waiver or that Lender acted in bad faith in insisting upon strict compliance by Borrower with the provisions of this Agreement or in exercising any right or remedy expressly granted to Lender hereunder. Receipt by Lender of any instrument or document shall not constitute or be deemed to be an approval thereof.

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11.2         Severability. If any provision (in whole or in part) of this Agreement or any other Loan Document or the application thereof to any Person or circumstance is held invalid or unenforceable, then such provision shall be deemed modified, restricted, or reformulated to the extent and in the manner necessary to render the same valid and enforceable, or shall be deemed excised from this Agreement and/or such Loan Document, as the case may require, and this Agreement and/or such Loan Document shall be construed and enforced to the maximum extent permitted by law, as if such provision had been originally incorporated herein as so modified, restricted, or reformulated or as if such provision had not been originally incorporated herein, as the case may be. Borrower and Lender further agree to seek a lawful substitute for any provision found to be unlawful. If such modification, restriction or reformulation is not reasonably possible, the remainder of this Agreement and other the Loan Documents and the application of such provision to other Persons or circumstances will not be affected thereby and the provisions of this Agreement and any other Loan Document shall be severable in any such instance.

11.3         Successors and Assigns. This Agreement and the other Loan Documents shall be binding upon and inure to the benefit of the successors and assigns of Borrower and Lender, provided that this Agreement, the other Loan Documents and no interest or right hereunder or thereunder may be assigned by Borrower without prior written consent of Lender which may be withheld in Lender’s sole and exclusive discretion.

11.4         Liability Prior to Termination. Except to the extent provided to the contrary in this Agreement and in the other Loan Documents, no termination or cancellation (regardless of cause or procedure) of this Agreement or the other Loan Documents shall in any way affect or impair the powers, obligations, duties, rights and liabilities of Borrower or Lender in any way or respect relating to any transaction or event occurring prior to such termination or cancellation with respect to any of the undertakings, agreements, covenants, warranties and representations of Borrower or Lender contained in this Agreement or the other Loan Documents.

11.5         Waiver of Notice Omitted. Except as otherwise specifically provided in this Agreement, Borrower waives any and all notice or demand which Borrower might be entitled to receive with respect to this Agreement or the other Loan Documents by virtue of any applicable statute or law, and waives presentment, demand and protest and notice of presentment, protest, default, dishonor, non-payment, maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, contract rights, documents, instruments, chattel paper and guaranties at any time held by Lender on which Borrower may in any way be liable and hereby ratifies and confirms whatever Lender may do in this regard.

11.6         Designated Person. Until Lender is notified by Borrower to the contrary in writing by registered or certified mail directed to Lender’s principal place of business, the signature upon this Agreement or upon any of the other Loan Documents of any officer, partner, manager or employee of Borrower or of any other Person designated in writing to Lender by any of the foregoing, or of a Responsible Officer shall bind Borrower and be deemed to be the duly authorized act of Borrower.

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11.7         Indemnification. Borrower shall indemnify, defend, and hold Lender harmless from and against any and all losses, Costs, liabilities, actual damages, and expenses (including other expenses incident thereto) of every kind, nature and description, that result from or arise out of (a) the breach of any representation or warranty of Borrower set forth in this Agreement or in any certificate, schedule, or other instrument by Borrower pursuant hereto, (b) the breach of any of the covenants of Borrower contained in or arising out of this Agreement or the transactions contemplated hereby, or (c) any third party claims relating to the conduct of Borrower’s business (except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from Lender’s own gross negligence or willful misconduct).

11.8         No Third Party Beneficiaries; Relationship of Borrower and Lender. This Agreement and the other Loan Documents are solely for the benefit of Lender, Borrower and their respective permitted successors and assigns. Nothing contained herein or therein shall be deemed to confer upon any other Person any right to insist on or to enforce the performance or observance of any of the obligations, terms or covenants contained herein or therein. All conditions to the obligations of Lender to make the Loan are imposed solely and exclusively for the benefit of Lender and its successors and assigns and no other Person shall have standing to require satisfaction of such conditions in accordance with their terms and no other Persons shall under any circumstances be deemed to be a beneficiary of such conditions. Borrower is not and shall not be an affiliate of Lender for any purpose. Unless and until Lender expressly assumes the Obligations following an Event of Default, Lender shall not be deemed to be in privity of contract with any contractor or provider of services to the Collateral, and in no event shall any payment of funds directly to a contractor or subcontractor or provider of services by itself be deemed to create any third-party beneficiary status or recognition of same by Lender. Lender is not an Affiliate of Borrower for any purposes, unless Lender expressly exercises a right or remedy hereunder or under any Loan Document as the Lender or attorney-in-fact of Borrower. The relationship between Borrower and Lender shall be solely that of borrower and lender. No term in this Agreement or in the Loan Documents and no course of dealing between the parties, nor any action taken or omitted to be taken by Lender or by Borrower shall be deemed to create any relationship of agency, partnership or joint venture or any fiduciary duty by Lender to Borrower or any other Person. Lender undertakes no responsibility to Borrower to review or inform Borrower of any matter in connection with any phase of Borrower’s business or operations. All rights and remedies granted to Lender in the Loan Documents shall be in addition to and not in limitation of any rights and remedies to which it is entitled in equity, at law or by statute, and the invalidity of any right or remedy herein provided by reason of its conflict with Law or statute shall not affect any other valid right or remedy afforded to Lender. No waiver of any Event of Default or of any default in the performance of any covenant contained in this Agreement or any Loan Document shall at any time thereafter be held to be a waiver of any rights of Lender under this Agreement or any Loan Document, nor shall any waiver of a prior Event of Default or default operate to waive any subsequent Event of Default or default. All remedies provided for herein and in any Loan Document, at law or in equity are cumulative and may, at the election of Lender, be exercised alternatively, successively, or concurrently. No act of Lender shall be construed as an election to proceed under any one provision herein or in any other Loan Document to the exclusion of any other provision or to proceed against one portion of the Collateral to the exclusion of any other portion. Borrower agrees that Lender shall not have any liability to Borrower (whether sounding in tort, contract or otherwise) for losses suffered by Borrower in connection with, arising out of, or in any way related to, the transactions contemplated and the relationship established by the Loan Documents, or any act, omission or event occurring in connection therewith, unless it is determined in a final non-appealable judgment by a court of competent jurisdiction that such losses resulted from the gross negligence or willful misconduct of the party from which recovery is sought.

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11.9         Acceptance by Lender. This Agreement and the other Loan Documents are submitted by Borrower to Lender (for Lender’s acceptance or rejection thereof) at Lender’s principal place of business as an offer by Borrower to borrow monies from Lender now and from time to time hereafter and shall not be binding upon Lender or become effective until and unless accepted by Lender, in writing, at said place of business. If so accepted by Lender, this Agreement and the other Loan Documents shall be deemed to have been made at said place of business.

11.10         Prior Agreements; Interpretation. Except as otherwise provided herein, this Agreement and the other Loan Documents supersede in their entirety any other agreement or understanding between Lender, and Borrower with respect to loans and advances made by Lender and all commitments of Lender in connection therewith.

11.11         Notice. Any and all notices given in connection with this Agreement shall be deemed adequately given only if in writing and addressed to the party for whom such notices are intended at the address set forth below. All notices shall be sent by personal delivery, FedEx or other overnight messenger service, first class registered or certified mail, postage prepaid, return receipt requested or facsimile machine (“FAX”). A written notice shall be deemed to have been given to the recipient party on the earlier of (a) the date it shall be delivered to the address required by this Agreement; (b) the date delivery shall have been refused at the address required by this Agreement; (c) the date as of which the postal or delivery service shall have indicated such notice to be undeliverable at the address required by this Agreement; or (d) if by FAX, on the next Business Day. Any and all notices referred to in this Agreement, or which either party desires to give to the other, shall be addressed as follows:

If to any Loan Party:	OrthoPediatrics Corp. 2850 Frontier Drive Warsaw, Indiana 46582 Attn: Mark Throdahl FAX (574) 269-3692

with a copy to (which shall not constitute notice):

Bingham Greenbaum Doll LLP
2700 Market Tower
10 West Market Street
Indianapolis, Indiana 46204
Attn: Jeremy E. Hill
FAX: (317) 236-9907

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If to Lender:	Squadron Capital LLC 18 Hartford Avenue Granby, Connecticut 06035 Attn: David R. Pelizzon FAX: (860) 413-9872

with a copy to (which shall not constitute notice):

Reed Smith LLP
10 South Wacker Drive
Suite 4000
Chicago, IL 60606
Attn: Joel R. Schaider
FAX: (312) 207-6400

The above addresses may be changed by notice of such change, mailed as provided herein, to the last address designated.

11.12         Section Titles, etc. The Section titles and table of contents, if any, contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto. All references herein to Section, paragraphs, clauses and other subdivisions refer to the corresponding Sections, paragraphs, clauses and other subdivisions of this Agreement; and the words “herein”, “hereof’, “hereby”, “hereto”, “hereunder”, and words of similar import refer to this Agreement as a whole and not to any particular Section, paragraph, clause or subdivision hereof. All Exhibits and Schedules which are referred to herein or attached hereto are hereby incorporated by reference.

11.13         Waiver of Claims. Borrower hereby acknowledges, agrees and affirms that, as of the date hereof, it possesses no claims, defenses, offsets, recoupment or counterclaims of any kind or nature against or with respect to the enforcement of this Agreement, or any of the other Loan Documents and any amendments thereto (collectively, the “Claims”), nor does Borrower now have knowledge of any facts that would or might give rise to any Claims. If facts now exist which would or could give rise to any Claim against or with respect to the enforcement of this Agreement, the Note and/or any other Loan Documents, as amended by the amendments thereto. Borrower hereby unconditionally, irrevocably and unequivocally waive and fully release any and all such Claims as if such Claims were the subject of a lawsuit, adjudicated to final judgment from which no appeal could be taken and therein dismissed with prejudice.

11.14         Waiver by Borrower. EXCEPT AS OTHERWISE PROVIDED FOR IN THIS AGREEMENT OR REQUIRED BY LAW, BORROWER WAIVES PRESENTMENT, DEMAND AND PROTEST, NOTICE OF PROTEST, NOTICE OF PRESENTMENT, DEFAULT, NON-PAYMENT, MATURITY, RELEASE, COMPROMISE, SETTLEMENT, EXTENSION OR RENEWAL OF ANY OR ALL COMMERCIAL PAPER, ACCOUNTS, CONTRACT RIGHTS, DOCUMENTS, INSTRUMENTS, CHATTEL PAPER AND GUARANTIES AT ANY TIME HELD BY LENDER ON WHICH BORROWER MAY IN ANY WAY BE LIABLE AND HEREBY RATIFIES AND CONFIRMS WHATEVER LENDER MAY DO IN THIS REGARD.

34

11.15         Governing Law. THIS AGREEMENT HAS BEEN DELIVERED FOR ACCEPTANCE BY LENDER IN ILLINOIS AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO THE CONFLICTS OF LAW PROVISIONS) OF THE STATE OF ILLINOIS. BORROWER HEREBY (A) IRREVOCABLY SUBMITS, TO THE EXTENT PERMITTED BY LAW, TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED IN CHICAGO, ILLINOIS AND OF THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS, OVER ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY MATTER ARISING FROM OR RELATED TO THIS AGREEMENT; (B) IRREVOCABLY WAIVES, TO THE FULLEST EXTENT BORROWER MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT; (C) AGREES THAT, TO THE EXTENT PERMITTED BY LAW, A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN ANY OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW; AND (D) TO THE EXTENT PERMITTED BY LAW, AGREES NOT TO INSTITUTE ANY LEGAL ACTION OR PROCEEDING AGAINST LENDER OR ANY OF ITS DIRECTORS, OFFICERS, EMPLOYEES, AGENTS OR PROPERTY, CONCERNING ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT IN ANY COURT OTHER SUCH FEDERAL COURTS. NOTHING IN THIS SECTION SHALL AFFECT OR IMPAIR LENDER’S RIGHT TO SERVE LEGAL PROCESS IN ANY MANNER PERMITTED BY LAW OR LENDER’S RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST BORROWER’S PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION.

11.16         Representation by Counsel. Borrower hereby represents that it has been represented by competent counsel of its choice in the negotiation and execution of this Agreement and the other Loan Documents; that it has read and fully understood the terms hereof; Borrower and its counsel have been afforded an opportunity to review, negotiate and modify the terms of this Agreement and the other Loan Documents and that Borrower intends to be bound hereby. In accordance with the foregoing, the general rule of construction to the effect that any ambiguities in a contract are to be resolved against the party drafting the contract shall not be employed in the construction and interpretation of this Agreement and the other Loan Documents.

11.17         Plural, Singular. The singular shall be deemed to include the plural and the plural to include the singular.

11.18         Waiver of Trial by Jury. TO THE EXTENT PERMITTED BY LAW, BORROWER AND LENDER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF EITHER PARTY IN CONNECTION HEREWITH. BORROWER HEREBY EXPRESSLY ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT FOR LENDER TO MAKE THE TERM LOANS.

35

11.19         Counterparts, Fax, PDF. This Agreement may be executed in identical counterparts, and all said counterparts when taken together shall constitute one and the same Agreement and the parties hereto are hereby authorized to collate such counterparts into one original. For purposes of negotiating and finalizing this Agreement (including any subsequent amendments thereto), any signed document transmitted by FAX or in portable document format (“PDF”) shall be treated in all manner and respects as an original document. The signature of any party by FAX or PDF shall be considered for these purposes as an original signature. Any such FAX or PDF document shall be considered to have the same binding legal effect as an original document. Upon request, an original of such FAX or PDF document shall be mailed by first class U.S. mail or personally delivered to the recipient. At the request of either party, any FAX of PDF document subject to this Agreement shall be re-executed by both parties in an original form. The undersigned parties hereby agree that neither shall raise the use of the FAX or PDF or the fact that any signature or document was transmitted or communicated through the use of a FAX or PDF as a defense to the formation of this Agreement.

The remainder of this page is intentionally left blank. Signature page follows.

36

IN WITNESS WHEREOF, this Second Amended and Restated Loan and Security Agreement has been duly executed as of the day and year specified at the beginning hereof.

BORROWER:

ORTHOPEDIATRICS CORP.

By:	/s/ Mark Throdahl
	Name:	Mark Throdahl
	Title:	President and CEO

SUBSIDIARY:

ORTHOPEDIATRICS US DISTRIBUTION CORP.

By:	/s/ Mark Throdahl
	Name:	Mark Throdahl
	Title:	President and CEO

LENDER:

SQUADRON CAPITAL LLC

By:	/s/ David R. Pelizzon
	Name:	David R. Pelizzon
	Title:	President

Signature Page to Second Amended and Restated Loan and Security Agreement

Orthopediatrics Corp
Listing of Inventory Value by Site at May 22, 2014

US Distribution Company Inventory:

Field Locations

Loc Code	Location Description	Value at Std	Point of Contact	Phone Number	E-mail	Address 1	Address 2	City	State	Zip	Country
002	Banner Surgical	$ 173,330	Scott Cochran	(205) 966-4752	scott@bannersurgical.com	3333 Hermitage Rd		Birmingham	AL	35223	
005	Giacomo Medical, Inc.	$ 3,575	Mike Giacomo	(505) 259-3073	mgiacomo9412@aol.com	9421 Glendale Ave.		Alburquerque	NM	87122-3964	
009	Joel Huebner & Associates	$ 122,520	Joel Huebner	(904) 535-4421	joelhuebner@comcast.net	2954 Downing St.		Jacksonville	FL	32205	
010	JTR Holding, LLC	$ 757,670	Erich Meyer	(402) 651-8277	jacobtrowe@gmail.com	1309 Sutton Dr.		Columbia	MO	65203	
013	Matt Milanowski	$ 292,385	Matt Milanowski	(616) 304-4668	milanowskimatt@hotmail.com	250 Greyfield Court		Ada	MI	49301	
015	Annie Rouse-Desai	$ 280,839	Annie Rouse	502-548-5040	arouse@orthopediatrics.com	5904 Indigo Sky Drive		Frisco	TX	75034	
017	Northwest Surgical Associates	$ 63,075	Jeff Bishop	(253) 304-7326	lo2468bo@gmail.com	8201 NE 16th Street		Vancouver	WA	98664-4076	
027	Spineary, Inc.	$ 301,736	Doug Neary	(305) 609-3241	dneary1@aol.com	2544 Trapp Ave		Coconut Grove	FL	33133	
030	Trauma Recon	$ 193,124	Tim Hinspeter	(845) 742-7005	traumarecon@msn.com	3 Haskin Court		Montgomery	NY	12549-1640	
036	Doug Jensen	$ 79,568	Doug Jensen	(808) 782-5005	doug2jensen@gmail.com	92-1485 Alī'i nui Dr	unit C	KAPOLEI	HI	96707-2239	
037	JC Medical	$ 201,738	Neal Thomas	(601) 506-4286	jcmedicalllc@gmail.com	601 Salems Court		Madison	MS	39110	
045	EAV Medical Consulting (Prahl)	$ 417,435	Jessi Prahl	404-406-9446	jessi.prahl@outlook.com	1791 Rockland DR		Atlanta	GA	30316	
053	SkeletalFix, LLC	$ 64,262	Mike Madara	(317) 446-6025	mikemadara@hotmail.com	23119 Sonoma Lane		Cicero	IN	46034	
057	DO NOT USE	$ 574	Craig Frey	(303) 495-9881 Ext. 0000	cfrey@orthopediatrics.com	2757 West Riverwalk Circle, #E		Littleton	CO	80123	
059	Arcadia Surgical Supply	$ 204,554	Bob Pierce	(480) 946-8615	rwp3@cox.net	3340 East Thomas Rd		Phoenix	AZ	85018	
060	Melanie Arnold	$ 269,084	Melanie Callery	(502) 558-6565 Ext. 0000	mcallery@orthopediatrics.com	13628 Hunters Ridge Court		Prospect	KY	40059	
065	RES Medical	$ 8,520	Ron Stout	(618)694-4599	rstout1@roadrunner.com	8977 Blackstone Drive		Newburgh	IN	47630	
067	Dominion Medical	$ 295,476	Todd Smullen	(804) 677-0955	dmcavender1@aol.com	4551 Cox Rd	Suite 230	Glen Allen	VA	23060	
068	RX Medical	$ 153,857	David Odor	(405) 858-5200	dodor@rxmedicalokc.com	409 East California	Suite 210	Oklahoma City	OK	73104	
069	Apex Medical	$ 124,564	Cory Woodham	(918) 995-2131	c.woodham@apexmedicalllc.com	9222 South Elwood	Suite C	Jenks	OK	74037	
072	Tri City Medical	$ 101,893	Ron Emmet	(915) 587-8997	bemmet@elp.rr.com	6006 North Mesa	Suite 401	El Paso	Texas	79912	
074	RML Associates	$ 200,320	Mike LaRue	(301)547-3519	rmlmedical@gmail.com	5218 Baltimore Avenue		Bethesda	MD	20816	
077	Brad Veach	$ 355,166	Brad Veach	925-997-4599	bradv7@comcast.net	268 Davey Crockett Ct.		Alamo	CA	94507	
078	David Steinberg	$ 245,813	David Steinberg	942-525-6860	dsteingberg@orthopediatrics.com	1210 Laurel Pines Circle		Nokomis	FL	34275	
082	McCormick Medical	$ 201	Richard McCormick	412-580-1241	mccormickortho@verizon.net	328 Clair Dr		Pittsburgh	PA	15241	
086	Medical Innovations	$ 161,997	Rick Maly	760-685-5155	rickmaly@san.rr.com	11655 Boulton Ave		San Diego	CA	92128	Puerto Ricc
091	DO NOT USE	$ 12	Danny Nussbaum	574-850-1617	druss6@gmail.com	52490 Old Hickory Lane		Granger	IN	46530	
092	Ray Smith	$ 83,180	Ray Smith	225-955-0400	rsmith@orthopediatrics.com	10781 Coursey Blvd		Baton Rouge	LA	70816	
093	Mike Gonzales	$ 129,960	Mike Gonzales	504-460-4232	mgonzales@orthopediatics.com						
094	NuSpine Medical	$ 489,606	Randy Roof	704-839-1916	mrnuspine@me.com						
095	Integrity Distributors	$ 12,916		806-543-0005	jim.integrity@att.net						
096	American Medical Mgmt	$ 163,913		847-226-7293	wally.perkins@gmail.com						
098	Bone & Joint Solutions	$ 120,350	Jim Cox	(806) 543-0005 Ext. 0000	jim.integrity@att.net						
099	John Tytko	$ 869	John J. Tytko	(440) 221-0011 Ext. 0000	jtytko@orthopediatrics.com	8803 Brecksville Rd		Brecksville	OH	44141	
100	Next Step Medical Co., Inc.	$ 16,947	J. Ivan Davila	(787) 751-6256	jivand@nextstepmedical.com	Vick Center Suite D-201	867 AVE MUNOZ RIVERA	Rio Piedras	PR	00925	
101	PEI	$ 65,078	Tony Kelly		kellyt@pei.ie	M50 Business Park	Ballymount Road Upper	Ballymount	Dublin	12	Ireland
104	Medical 2011	$ 34,747	Davide Gardenghi		davide.gardenghi@libero.it	3 Giacchino Rossini	20121	Milano	Italy		Italy
107	Othesio Implants	$ 68,668									
108	Fischer Medical	$ 63,481	Lene Fischer		lene@fischermedical.dk	Produktionsvej 12	2600	Glostrop	Denmark		Denmark
110	Surgical Specialties	$ 43,393	Damien Bluett		dbluett@surgicalspecialties.com.au	3/17 Rodborough Rd		Fenchs Fores	NSW	2086	Australia
111	Stratmed	$ 4,002	Di Pickard		di@stratmed.co.za	7 Thicket Road	Rosebank 7700	Cape Town	South Africa		South Afric
112	Bioimplantes	$ 114,517	Claudio Ortega			0 Avada El Parque	5339 OF 3A2	Santiago	Chile		Chile
113	OrthoVative	$ 25,082	Rob Martin			Ludwig-Erhard-Platz 1	83703 Gmund am	Tegernsee	Germany		Germany
116	Allegheny Medical Systems, LLC	$ 11,350	Zona Franca Metropolitana			Edificio 8a-C	Apartado Postal 167-3006	El Barreal de Heredia,			Mexico
119	Dardel Medical	$ 68,446		(468) 540-8600 Ext. 5000		Stenhagsvagen 45-47	SE-184 33	Akersberga	Sweden		Sweden
120	Cateteres & Afines S.A	$ 188				Carmen Soler 3894 y Operadores del Chaco		Asuncion	Paraguay		Paraguay
123	FiksMed	$ 1,341				Kizilirmak Mah.Muhsin Yazicioglu C	Asmali Banche Apt No 7/1,	Cukurambar	Ankara-Turkey		Ankara-Tur
124	A Plus Biotechnology	$ 43,544				2F-2, No. 120, Qiaohe Rd, Zhonghe City		New Taipei City	Taiwan	235	Taiwan
200	Global Medical Concepts	$ 73,650	Joe Jones	(425) 503-9242 Ext. 0000	jjones@globalmedicalconcepts.com	841 North Central Ave, Ste C-228	Attn: Joe Jones	Kent	WA	98032	
201	Granite Peak Medical	$ 14,028				401 Fountain Court		Helena	MT	59601	
202	AM Consulting & Services	$ 153,780	Aparicio Goncalves		agoncalves@orthopediatrics.com						
203	General Orthopedics	$ 277,951	Dominic Garner	(210) 605-8650 Ext. 0000	advanceddevices@yahoo.com	8627 Cinnamon Creek, Ste 702		San Antonio	TX	78240-1482	
204	Kristine Sanks	$ 202,042	Kristine Sanks	(713) 818-9792 Ext. 0000	ksanks@orthopediatrics.com	11535 Poeta Ln	Kristine Sanks	Richmond	TX	77406	
205	Ortho Source	$ 54,382	Mike McDonald	(702) 501-7952 Ext. 0000	mcdbones@cox.net	897 Roseberry Dr	Attn: Mike McDonald	Las Vegas	NV	89138	
206	Bonnie Goff	$ 186,331	Bonnie Goff	(574) 377-4026 Ext. 0000	bgoff@orthopediatrics.com	3765 Brisbane Dr	Attn: Bonnie Goff	Colorado Springs	CO	80920-4110	
207	Miller Medical	$ 360,917	Cody Miller	(612) 247-7951 Ext. 0000	cody.c.miller@gmail.com	10521 Cedar Lake Rd, #211		Minnetonka	MN	55305	
208	AJ Orthopedics	$ 11,748	Andrew Schoenle	(574) 532-7428 Ext. 0000	aschoenle@gmail.com	52403 Windover Ln		Granger	IN	46530	
209	Andy Campbell	$ 343,350	Andrew Campbell	(717) 578-3113 Ext. 0000	acampbell@orthopediatrics.com	14 Brier Ave	Attn: Andrew Campbell	Wilmington	DE	19805	
210	Dan Brault	$ 52,504	Dan Brault	(585) 613-1428 Ext. 0000	dbrault@orthopediatrics.com	186 Greystone Ln, Apt 12	Attn: Dan Brault	Rochester	NY	14618	
211	Bill DaPonte	$ 403,469	Bill DaPonte	(401) 365-2130 Ext. 0000	bdaponte@orthopediatrics.com	19 Birch Rd	Attn: Bill DaPonte	Cumberland	RI	2864	
212	Miguel Marichal	$ 462,611	Miguel Marichal	(781) 962-0423 Ext. 0000	mmarichal@orthopediatrics.com	19-19 24th Ave, Unit #L504	Attn: Miguel Marichal	Astoria	NY	11102	
213	Brian McKenna	$ 276,802	Brian McKenna	(908) 625-3136 Ext. 0000	bmckenna@orthopediatrics.com	219 Thompson Ave	Attn: Brian McKenna	Bound Brook	NJ	8805

Loc Code	Location Description	Value at Std	Point of Contact	Phone Number	E-mail	Address 1	Address 2	City	State	Zip	Country
214	Ohio Fusion	$ 414,573	Stacy Gillette	(440) 537-2807 Ext. 0000	sgillette@orthopediatrics.com	19237 Windward Way	Attn: Stacy Gillette	Strongville	OH	44136	
215	Surgical Solutions	$ 47,210	Allen Rasoul	(901) 244-6905 Ext. 0000	allen@surgical-solutions.net	5100 Poplar Ave, Ste 3105	Attn: Allen Rasoul	Memphis	TN	38137	
50	Infinity Plus Medical, Inc	$ 347,068	Matt Scott	(310) 600-1122 Ext. 0000	mattscottortho@gmail.com	601 Manhattan Avenue		Hermosa Beach	CA	90254	
123574	Allied Physicians Surgery	$ 14,040		(574) 243-9700 Ext. 0000	53990 Carmichael Dr, Ste 100	53990 Carmichael Dr, Ste 100		South Bend	IN	46635	
123575	Memorial-South Bend	$ 12,180	Sterile Processing	(574) 647-1000 Ext. 0000		615 North Michigan ST		South Bend	IN	46601	
123831	Inova Alexandria Hospital	$ 3,660	Sterile Processing	(703) 504-3989 Ext. 0000		PO Box 695		Merryfield	VA	22116-0695	
123840	Sibley Hospital	$ 1,260	Sterile Processing	(202) 537-4000 Ext. 0000		5255 Loughboro Road NW		Washington	DC	20016	
126864	Elkhart General Hospital	$ 22,740	Sterile Processing	574-294-2621		600 East Boulevard		Elkhart	IN	46514	
127157	All Childrens Hospital	$ 2,220	Sterile Processing	(727) 767-4958 Ext. 0000		501 6th Avenue South		St Petersburg	FL	33701	
127193	SouthWest Washington Med Ctr	$ 2,220	Sterile Processing	(360) 256-2000 Ext. 0000		PO BOX 1600		Vancouver	WA	98668	
127205	Weiss Memorial Hospital	$ 8,880	Ann Bailey			4646 North Maine Dr		Chicago	IL	60640	
127552	Broadlawns Medical Center	$ 1,860	Accounts Payable			1801 Hickman Rd		Des Moines	IA	50314	
127579	Hennepin Co Med Center	$ 12,000	Accounts Payable	(612) 873-2292 Ext. 0000		901 S 6th St		Minneapolis	MN	55415	
127652	Emerald Surgical Center	$ 3,180	Accounts Payable			811 N Liberty St		Boise	ID	83704	
	Total Field Inventory @ Standard Cost	$ 10,401,524									

Loaner Locations Managed by OP

Loc Code	Location Description	Value at Std	Point of Contact	Phone Number	E-mail	Address 1	Address 2	City	State	Zip	Country
900	Loaners	$ 810,380									
RESPONSE	Response Spine Loaner Site	$ 1,810,405									
	Total Loaner Field Inventory @ Std Cost	$ 2,620,785									

Distribution Company Warehouse	$ 8,481,149
Less Int'l Consignment in Field List Above	$ (560,784)
Total US Distribution Company Inventory	$ 20,942,673

Manufacturing Company Inventory:

Int'l Consignment in Field List Above	$ 560,784
Marketing Samples	$ 636,747
Manufacturing Warehouse Inventory	$ 2,605,945
Total Manufacturing Company Inventory	$ 3,803,476
Grand Total Inventory at Standard	$ 24,746,149

SCHEDULE 7.1

Existing Indebtedness

See attached.

Orthopediatrics Corp
Debt Roll-forward (Short- and Long-Term)
for the period ended 3/31/2014
Names are repeated in the case(s) of separate/additional notes

Conv Debt?	Noteholder	Conv Share Price	# Shares to Conv	Interest Rate	Balance Fwd from Year Ended 12/31/13	Note Due Date	Debt Incurred 2014	Month Incurred	Debt Repaid 2014	Month Repaid	Debt Converted 2014	Month Converted	Debt at 3/31/14 Per 1	Converted Share Value
Yes	Berry, Bernie	18.50	27,027	12%	(500,000.00)	3/13/2013							(500,000.00)	-
Yes	Squadron Bridge Loan			14%	(3,000,000.00)	3/31/2014							(3,000,000.00)	-
Yes	Squadron Bridge Loan			14%	-	6/30/2014	$ (4,000,000.00)	Mar					(4,000,000.00)	
	Kerwin Troy			8%	(30,004.50)	12/28/2013							(30,004.50)	-
	Total Short-Term Debt		27,027		(3,530,004.50)		$ (4,000,000.00)		-		-		(7,530,004.50)	-
	G/L Balance - G/L A/C 01-2004-000 - DR/(CR)				(3,550,004.50)								(7,530,004.50)	
	Mortgage on Building - Tawani *(curr. portion, update Dec.)*				(91,808.57)								(91,808.57)	-
	Inventory Financing *(current portion, updated each Dec.)*				(1,345,820.29)								(1,345,820.29)	-
	Total Current Portion of L/T Debt				(1,437,628.86)		$ -		-		-		(1,437,628.86)	-
	G/L Balance - G/L A/C 01-2005-000 - DR/(CR)				(1,437,628.86)								(1,437,628.86)	
	Mortgage on Building (Tawani)			5%	(1,829,307.15)				22,618.34	Jan-Mar			(1,806,688.81)	-
	Squadron - new note for inv/LOC drawdown			14%	(21,588,679.19)				319,102.33	Jan-Mar			(21,269,576.87)	-
	Squadron Capital			10%	(4,000,000.00)								(4,000,000.00)	-
	Total Long-Term Debt		-		(27,417,986.34)		$ -		341,720.67		-		(27,076,265.68)	-
	G/L Balance - G/L A/C 01-2501-000 - DR/(CR)				(27,417,986.34)								(27,076,265.68)	

(36,043,899.04)

		As of May 30th
Kerwin Troy	(30,004.50)	(30,004.50)
Berry, Bernie	(500,000.00)	(500,000.00)
Squadron Bridge Loan	(3,000,000.00)	(3,000,000.00)
Squadron Bridge Loan	(4,000,000.00)	(4,000,000.00)
Squadron Capital	(4,000,000.00)	(4,000,000.00)
Squadron - new note for inv/LOC drawdown	(22,615,397.16)	(22,396,409.18)
Mortgage on Building - Tawani	(1,898,497.38)	(1,890,614.62)
	(36,043,899.04)	(35,817,028.30)

SCHEDULE 7.4

Restricted Payments

(vi) On or about March 13, 2014, the Company made a charitable contribution of $2,500 to the Kosciusko County Community Foundation, Inc.

SCHEDULE 7.9

On November 29, 2012, the Company formed a wholly-owned subsidiary, OrthoPediatrics US Distribution Corp., to house the United States sales and distribution function of the Company.

SCHEDULE 7.10

Affiliate Transactions

The following Company shareholders have promissory notes with OrthoPediatrics:

Bernie Berry III and Troy Kerwin.

The following Company shareholders have employment contracts with the Company:

Peter Armstrong, Melanie Arnold, David Bailey, Paul Clark, Steve Craft, Annie Desai (formerly Rouse), Mark Fox, Daniel Gerritzen, Stacy Gillette, Bonnie Goff, Mike Gonzales, Tim Hinspeter, Joe Jaques, Rebekah Koch, Miguel Marichal, Marty Myers, Greg Odle, Mark Phillips, Mike Pritchard, Mark Throdahl, and Bob von Seggern.

Shareholder, via an affiliated entity, Scott Hoffinger is one of the Company's physician consultants.

Shareholder Nicolas Portinaro is one of the Company's physician consultants.

Shareholder Thomas Krizmanich is one of the Company's physician consultants.

Shareholder, via an affiliated entity, Mike Albert entered into a royalty-bearing License Agreement, via an affiliated entity with the Company concerning one of the Company's Spine Projects, and Albert is one the Company's physician consultants.

Shareholder Daniel Hoernschemeyer entered into a royalty-bearing Product Development Agreement with the Company concerning its PediLoc products, and is one the Company's physician consultants.

Shareholder Lon Weiner has a royalty agreement with the Company concerning its Scwire product.

Shareholder Michael Maguire has a royalty agreement with the Company concerning its Spica Table product.

Shareholder Scott Cochran is the principal of Banner Surgical, which is one of the Company's Distributors. Cochran also has a royalty-bearing license agreement with the Company related to a Spine Development Project.

Shareholder Jacob Rowe is the principal of JTR Holdings, which is one of the Company's Distributors.

Shareholder Jessi Prahl is the principal of EAV Medical Consulting Company, LLC, which is one of the Company's Distributors.

Shareholder Matt Milanowski is one of the Company's Distributors.

Shareholder Brad Powell is a sales consultant of JTR Holdings, which is one of the Company's Distributors.

Shareholder Garreth Frogatt is a sales consultant with PEI, which is one of the Company's Distributors.

Shareholder Karl Goode is a sales consultant with PEI, which is one of the Company's Distributors.

Shareholder Davide Gardenghi is the principal of Medical 2011, which is one of the Company's Distributors.

Shareholder Juvenal Narro is principal of Tisuprep, which is one of the Company's Distributors.

Shareholder Randy Roof is principal of nuSpine, which is one of the Company's Distributors.

Shareholders Diane Slot and Stavros Vizirgianakis are principals of Stratmed, which is one of the Company's Distributors.

Shareholder, via an affiliated entity, Doug North is Managing Director of Surgical Specialties, which is one of the Company's Distributors.

Exhibit A

Term Note

Please see attached.

A-1

TERM NOTE

$11,400,743.38	May 30, 2014

FOR VALUE RECEIVED, the undersigned, OrthoPediatrics Corp., a Delaware corporation (“OrthoPediatrics” or “Borrower”) promises to pay to the order of Squadron Capital LLC, a Delaware limited liability company (the “Lender”), at the place and times provided in the Second Amended and Restated Loan and Security Agreement referred to below, the principal sum of $11,400,743.38, together with all the accrued and unpaid interest under this Term Note pursuant to that certain Second Amended and Restated Loan and Security Agreement, dated as of May 30, 2014 (as amended, supplemented, modified or restated from time to time, the “Second Amended and Restated Loan Agreement”) by and among Borrower and Lender. Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Second Amended and Restated Loan Agreement.

The unpaid principal amount of this Term Note from time to time outstanding is subject to mandatory repayment as provided in the Second Amended and Restated Loan Agreement and shall bear interest as provided in Section 3.1 of the Second Amended and Restated Loan Agreement. This Term Note may be voluntarily prepaid from time to time as provided in the Second Amended and Restated Loan Agreement. All payments of principal and interest on this Term Note shall be payable in lawful currency of the United States of America in immediately available funds to such account as the Lender shall specify from time to time by notice to the Borrower. The principal and all accrued and unpaid interest under this Term Note shall be due and payable on the Term Loan Maturity Date.

This Term Note is entitled to the benefits of, and evidences Obligations incurred under, the Second Amended and Restated Loan Agreement, to which reference is made for a description of the security for this Term Note and for a statement of the terms and conditions on which Borrower is permitted and required to make prepayments and repayments of principal of the Obligations evidenced by this Term Note and on which such Obligations may be declared to be immediately due and payable.

THIS TERM NOTE SHALL BE GOVERNED, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF ILLINOIS, WITHOUT REFERENCE TO THE CONFLICTS OR CHOICE OF LAW PRINCIPLES THEREOF.

Borrower hereby waives all requirements as to diligence, presentment, demand of payment, protest and (except as required by the Second Amended and Restated Loan Agreement) notice of any kind with respect to this Term Note.

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IN WITNESS WHEREOF, the undersigned has executed this Term Note as of the day and year first written above.

BORROWER:

ORTHOPEDIATRICS CORP.

By:
Name: Mark Throdahl
Title: President and Chief Executive Officer

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Exhibit B

Subsidiary Guaranty

Please see attached.

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SUBSIDIARY GUARANTY

May 30, 2014

TO: SQUADRON CAPITAL LLC

1.          GUARANTY; DEFINITIONS. In consideration of any credit or other financial accommodation heretofore, now or hereafter extended or made to ORTHOPEDIATRICS CORP., a Delaware corporation (the “Borrower”), by SQUADRON CAPITAL LLC (“Squadron”), and for other valuable consideration, the undersigned (the “Guarantor”) unconditionally guarantees and promises to pay to Squadron, or order, on demand in lawful money of the United States of America and in immediately available funds, any and all Obligations of Borrower to Squadron. This Guaranty is a guaranty of payment and not collection. Capitalized words used but not defined herein shall have the meanings assigned thereto in that certain Second Amended and Restated Loan and Security Agreement, dated as of the date hereof (the “Loan Agreement”), by and between Borrower and Squadron.

2.          SUCCESSIVE TRANSACTIONS. This is a continuing guaranty and all rights, powers and remedies hereunder shall apply to all past, present and future Obligations of Borrower to Squadron, including that arising under successive transactions which shall either continue the Obligations, increase or decrease it, or from time to time create new Obligations after all or any prior Obligations has been satisfied, and notwithstanding the dissolution, liquidation or bankruptcy of Borrower or the Guarantor or any other event or proceeding affecting Borrower or the Guarantor.

3.          OBLIGATIONS; SEPARATE ACTIONS; WAIVER OF STATUTE OF LIMITATIONS; REINSTATEMENT OF LIABILITY. The obligations hereunder are independent of the obligations of Borrower, and a separate action or actions may be brought and prosecuted against the Guarantor whether action is brought against Borrower or any other person, or whether Borrower or any other person is joined in any such action or actions. Guarantor acknowledges that this Guaranty is absolute and unconditional, there are no conditions precedent to the effectiveness of this Guaranty, and this Guaranty is in full force and effect and is binding on the Guarantor as of the date written below, regardless of whether Squadron obtains collateral or any guaranties from others or takes any other action contemplated by the Guarantor. Guarantor waives the benefit of any statute of limitations affecting the Guarantor’s liability hereunder or the enforcement thereof, and the Guarantor agrees that any payment of any Obligations or other act which shall toll any statute of limitations applicable thereto shall similarly operate to toll such statute of limitations applicable to the Guarantor’s liability hereunder. The liability of the Guarantor hereunder shall be reinstated and revived and the rights of Squadron shall continue if and to the extent for any reason any amount at any time paid on account of any Obligations guaranteed hereby is rescinded or must otherwise be restored by Squadron, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, all as though such amount had not been paid. The determination as to whether any amount so paid must be rescinded or restored shall be made by Squadron in its sole discretion; provided; however, that if Squadron chooses to contest any such matter at the request of a Guarantor, the Guarantor agrees to indemnify and hold Squadron harmless from and against all costs and expenses, including reasonable attorneys’ fees, expended or incurred by Squadron in connection therewith, including without limitation, in any litigation with respect thereto.

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4.          AUTHORIZATIONS TO BANK. The Guarantor authorizes Squadron either before or after revocation hereof, without notice to or demand on the Guarantor, and without affecting the Guarantor’s liability hereunder, from time to time to: (a) alter, compromise, renew, extend, accelerate or otherwise change the time for payment of, or otherwise change the terms of the Obligations or any portion thereof, including increase or decrease of the rate of interest thereon; (b) take and hold security for the payment of this Guaranty or the Obligations or any portion thereof, and exchange, enforce, waive, subordinate or release any such security; (c) apply such security and direct the order or manner of sale thereof, including without limitation, a non-judicial sale permitted by the terms of the controlling security agreement, mortgage or deed of trust, as Squadron in its discretion may determine; (d) release or substitute any one or more of the endorsers or any other guarantors of the Obligations, or any portion thereof, or any other party thereto; and (e) apply payments received by Squadron from Borrower to any Obligations of Borrower to Squadron, in such order as Squadron shall determine in its sole discretion, whether or not such Obligations is covered by this Guaranty, and the Guarantor hereby waives any provision of law regarding application of payments which specifies otherwise.

5.          REPRESENTATIONS AND WARRANTIES. The Guarantor represents and warrants to Squadron that: (a) this Guaranty is executed at Borrower’s request; (b) the Guarantor shall not, without Squadron’s prior written consent, sell, lease, assign, encumber, hypothecate, transfer or otherwise dispose of all or a substantial or material part of the Guarantor’s assets other than in the ordinary course of the Guarantor’s business; (c) Squadron has made no representation to the Guarantor as to the creditworthiness of Borrower; and (d) the Guarantor has established adequate means of obtaining from Borrower on a continuing basis financial and other information pertaining to Borrower’s financial condition. The Guarantor agrees to keep adequately informed from such means of any facts, events or circumstances which might in any way affect the Guarantor’s risks hereunder, and the Guarantor further agrees that Squadron shall have no obligation to disclose to the Guarantor any information or material about Borrower which is acquired by Squadron in any manner.

6.          GUARANTOR’S WAIVERS.

(a)          The Guarantor waives any right to require Squadron to: (i) proceed against Borrower or any other person; (ii) marshal assets or proceed against or exhaust any security held from Borrower or any other person; (iii) give notice of the terms, time and place of any public or private sale or other disposition of personal property security held from Borrower or any other person; (iv) take any other action or pursue any other remedy in Squadron’s power; or (v) make any presentment or demand for performance, or give any notice of nonperformance, protest, notice of protest or notice of dishonor hereunder or in connection with any obligations or evidences of indebtedness held by Squadron as security for or which constitute in whole or in part the Obligations guaranteed hereunder, or in connection with the creation of new or additional Obligations.

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(b)          Guarantor waives any defense to its obligations hereunder based upon or arising by reason of: (i) any defense of Borrower; (ii) the cessation or limitation from any cause whatsoever, other than payment in full, of the Obligations of Borrower or any other person; (iii) any lack of authority of any officer, director, partner, agent or any other person acting or purporting to act on behalf of Borrower which is a corporation, partnership or other type of entity, or any defect in the formation of any such Borrower; (iv) the application by Borrower of the proceeds of any Obligations for purposes other than the purposes represented by Borrower to, or intended or understood by, Squadron or the Guarantor; (v) any act or omission by Squadron which directly or indirectly results in or aids the discharge of Borrower or any portion of the Obligations by operation of law or otherwise, or which in any way impairs or suspends any rights or remedies of Squadron against Borrower; (vi) any impairment of the value of any interest in any security for the Obligations or any portion thereof, including without limitation, the failure to obtain or maintain perfection or recordation of any interest in any such security, the release of any such security without substitution, and/or the failure to preserve the value of, or to comply with applicable law in disposing of, any such security; (vii) any modification of the Obligations, in any form whatsoever, including any modification made after revocation hereof to any Obligations incurred prior to such revocation, and including without limitation the renewal, extension, acceleration or other change in time for payment of, or other change in the terms of, the Obligations or any portion thereof, including increase or decrease of the rate of interest thereon; or (viii) any requirement that Squadron give any notice of acceptance of this Guaranty. Until all Obligations shall have been paid in full, Guarantor shall not have any right of subrogation, and the Guarantor waives any right to enforce any remedy which Squadron now has or may hereafter have against Borrower or any other person, and waives any benefit of, or any right to participate in, any security now or hereafter held by Squadron. The Guarantor further waives all rights and defenses the Guarantor may have arising out of (A) any election of remedies by Squadron, even though that election of remedies, such as a non-judicial foreclosure with respect to any security for any portion of the Obligations, destroys the Guarantor’s rights of subrogation or the Guarantor’s rights to proceed against Borrower for reimbursement, or (B) any loss of rights the Guarantor may suffer by reason of any rights, powers or remedies of Borrower in connection with any anti-deficiency laws or any other laws limiting, qualifying or discharging Borrower’s Obligations, whether by operation of law or otherwise, including any rights the Guarantor may have to a fair market value hearing to determine the size of a deficiency following any foreclosure sale or other disposition of any real property security for any portion of the Obligations.

7.          SUBORDINATION. Any Obligations of Borrower now or hereafter held by the Guarantor is hereby subordinated to the Obligations of Borrower to Squadron. Such Obligations of Borrower to the Guarantor is assigned to Squadron as security for this Guaranty and the Obligations and, if Squadron requests, shall be collected and received by the Guarantor as trustee for Squadron and paid over to Squadron on account of the Obligations of Borrower to Squadron but without reducing or affecting in any manner the liability of the Guarantor under the other provisions of this Guaranty. Any notes or other instruments now or hereafter evidencing such Obligations of Borrower to the Guarantor shall be marked with a legend that the same are subject to this Guaranty and, if Squadron so requests, shall be delivered to Squadron. Squadron is hereby authorized in the name of the Guarantor from time to time to file financing statements and continuation statements and execute such other documents and take such other action as Squadron deems necessary or appropriate to perfect, preserve and enforce its rights hereunder.

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8.          REMEDIES; NO WAIVER. All rights, powers and remedies of Squadron hereunder are cumulative. No delay, failure or discontinuance of Squadron in exercising any right, power or remedy hereunder shall affect or operate as a waiver of such right, power or remedy; nor shall any single or partial exercise of any such right, power or remedy preclude, waive or otherwise affect any other or further exercise thereof or the exercise of any other right, power or remedy. Any waiver, permit, consent or approval of any kind by Squadron of any breach of this Guaranty, or any such waiver of any provisions or conditions hereof; must be in writing and shall be effective only to the extent set forth in writing.

9.          COSTS, EXPENSES AND ATTORNEYS’ FEES. Guarantor shall pay to Squadron immediately upon demand the full amount of all payments, advances, charges, costs and expenses, including reasonable attorneys’ fees (to include outside counsel fees), expended or incurred by Squadron in connection with the enforcement of any of Squadron’s rights, powers or remedies and/or the collection of any amounts which become due to Squadron under this Guaranty, and the prosecution or defense of any action in any way related to this Guaranty, whether incurred at the trial or appellate level, in an arbitration proceeding or otherwise, and including any of the foregoing incurred in connection with any bankruptcy proceeding (including without limitation, any adversary proceeding, contested matter or motion brought by Squadron or any other person) relating to the Guarantor or any other person or entity. All of the foregoing shall be paid by the Guarantor with interest from the date of demand until paid in full at a rate per annum equal to ten percent (10%).

10.         SUCCESSORS; ASSIGNMENT. This Guaranty shall be binding upon and inure to the benefit of the heirs, executors, administrators, legal representatives, successors and assigns of the parties; provided however, that no Guarantor may assign or transfer any of its interests or rights hereunder without Squadron’s prior written consent.

11.         AMENDMENT. This Guaranty may be amended or modified only in writing signed by Squadron and the Guarantor.

12.         UNDERSTANDING WITH RESPECT TO WAIVERS; SEVERABILITY OF PROVISIONS. Guarantor warrants and agrees that each of the waivers set forth herein is made with the Guarantor’s full knowledge of its significance and consequences, and that under the circumstances, the waivers are reasonable and not contrary to public policy or law. If any waiver or other provision of this Guaranty shall be held to be prohibited by or invalid under applicable public policy or law, such waiver or other provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such waiver or other provision or any remaining provisions of this Guaranty.

13.         GOVERNING LAW; VENUE; WAIVER OF JURY TRIAL. The provisions of Sections 11.15 and 11.18 of the Loan Agreement are hereby incorporated by reference herein, mutatis mutandis.

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14.         ILLINOIS CREDIT AGREEMENT ACT. Each party hereto agrees that for purposes of this Guaranty and each and every other Loan Document: (a) this Guaranty and each and every Loan Document shall be a “credit agreement” under the Illinois Loan Agreements Act, 815 ILCS 160/1 et. seq. (the “Credit Act”) and that this Guaranty expresses an agreement or commitment by Squadron to lend money or extend credit to Borrower; (b) the Credit Act applies to this transaction including, but not limited to, the execution of this Guaranty and each and every Loan Document; and (c) any action on or in any way related to this Guaranty and each and every Loan Document shall be governed by the Credit Act.

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IN WITNESS WHEREOF, the undersigned Guarantor has executed this Guaranty as of the date first written above.

ORTHOPEDIATRICS US DISTRIBUTION CORP.

By:
Name:
Title:

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